SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12
ALLEGHENY TECHNOLOGIES INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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1000 Six PPG Place
Pittsburgh, PA 15222-5479
March 14, 2005
To our Stockholders:
We are pleased to invite you to attend the 2005 Annual Meeting of Stockholders. The meeting will be held at 11:00 a.m., Eastern Time, on Friday, April 22, 2005, in the Grand Ballroom, 17th Floor, Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania. The location is accessible to disabled persons.
This booklet includes the notice of meeting as well as the Company’s proxy statement. Enclosed with this booklet are the following:

•	Proxy or voting instruction card (including instructions for telephone and Internet voting)

•	Proxy or voting instruction card return envelope (postage paid if mailed in the U.S.)
A copy of the Company’s Annual Report for the year 2004 is also enclosed.
Your Board of Directors recommends that you vote FOR Item A, the election of the five nominees named in this proxy statement; FOR Item B, the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent auditors for 2005; and FOR Item C, the reapproval of performance-based goals under the Company’s 2000 Incentive Plan. This proxy statement also outlines many of the corporate governance practices at ATI, discusses our compensation practices and philosophy, and describes the Audit Committee’s recommendation to the Board regarding our 2004 financial statements. We encourage you to read these materials carefully.
We urge you to vote promptly, whether or not you expect to attend the meeting.
If you are a stockholder of record and plan to attend the meeting, please mark the appropriate box on the proxy card, or enter the appropriate information by telephone or Internet, so that we can send your admission ticket to you before the meeting.
We look forward to seeing as many of you as possible at the 2005 Annual Meeting.
Sincerely,
L. Patrick Hassey
Chairman, President and Chief Executive Officer

ALLEGHENY TECHNOLOGIES INCORPORATED
Notice of Annual Meeting of Stockholders

Meeting Date:	Friday, April 22, 2005

Time:	11:00 a.m., Eastern Time

Place:	Grand Ballroom 17th Floor Omni William Penn Hotel 530 William Penn Place Pittsburgh, Pennsylvania

Record Date:	March 3, 2005
Agenda

1)	Election of five directors;

2)	Ratification of the appointment of Ernst & Young LLP as independent auditors for 2005;

3)	Reapproval of performance-based goals under the Company’s 2000 Incentive Plan; and

4)	Transaction of any other business properly brought before the meeting.
Stockholder List
A list of stockholders entitled to vote will be available during business hours for 10 days prior to the meeting at the Company’s executive offices, 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479, for examination by any stockholder for any legally valid purpose.
Admission to the Meeting
Holders of Allegheny Technologies stock or their authorized representatives by proxy may attend the meeting. If you are a stockholder of record and you plan to attend the meeting, you may obtain an admission ticket from us by mail by checking the box on the proxy card indicating your planned attendance and returning the completed proxy card promptly, or by entering the appropriate information by telephone or the Internet. If your shares are held through an intermediary such as a broker or a bank, you should present proof of your ownership at the meeting. Proof of ownership could include a proxy from your bank or broker or a copy of your account statement.
The approximate date of the mailing of this proxy statement and card as well as a copy of ATI’s 2004 Annual Report is March 14, 2005. For further information about Allegheny Technologies, please visit our web site at www.alleghenytechnologies.com.
On behalf of the Board of Directors:
Jon D. Walton
Corporate Secretary
Dated: March 14, 2005

Proxy Statement Table of Contents

YOUR VOTE IS IMPORTANT
Please vote as soon as possible. You can help the Company reduce expenses by voting your shares by telephone or Internet; your proxy card contains the instructions. Or, complete, sign and date your proxy card and return it as soon as possible in the enclosed postage-paid envelope.

PROXY STATEMENT FOR
2005 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS
You can help the Company save money by electing to receive future proxy statements and annual reports over the Internet instead of by mail. See question 11 below.

1.	Who is entitled to vote at the Annual Meeting?
If you held shares of Allegheny Technologies Incorporated (“ATI” or the “Company”) Common Stock at the close of business on March 3, 2005, you may vote at the annual meeting. On that day, 96,248,836 shares of our Common Stock were outstanding. Each share is entitled to one vote.
In order to vote, you must either designate a proxy to vote on your behalf or attend the meeting and vote your shares in person. The Board of Directors requests your proxy so that your shares will count toward a quorum and be voted at the meeting.

2.	How do I cast my vote?
There are four different ways you may cast your vote. You may vote by:

•	telephone, using the toll-free number listed on each proxy or voting instruction card;

•	the Internet, at the address provided on each proxy or voting instruction card;

•	marking, signing, dating and mailing each proxy or voting instruction card and returning it in the envelope provided (If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the five nominees for director named in this proxy statement, FOR the ratification of the appointment of the independent auditors, and FOR reapproval of performance-based goals under the Company’s 2000 Incentive Plan.); or

•	attending the meeting and voting your shares in person, if you are a “stockholder of record” (that is, your shares are registered directly in your name on the Company’s books and not held through a broker, bank or other nominee).
If you are a stockholder of record and wish to vote by telephone or electronically through the Internet, follow the instructions provided on the proxy card. You will need to use the individual control number that is printed on your proxy card in order to authenticate your ownership.
The deadline for voting by telephone or the Internet is 11:59 p.m., Eastern time, on April 21, 2005.
If your shares are held in “street name” (that is, they are held in the name of broker, bank or other nominee), or your shares are held in one of the Company’s savings or retirement plans, you will receive instructions with your materials that you must follow in order to have your shares voted. For voting procedures for shares held in the Company’s savings or retirement plans, see question 6 below.

3.	How do I revoke or change my vote?
You may revoke your proxy or change your vote at any time before it is voted at the meeting by:

•	notifying the Corporate Secretary at the Company’s executive office;

•	transmitting a proxy dated later than your prior proxy either by mail, telephone or Internet; or

•	attending the annual meeting and voting in person or by proxy (except for shares held in “street name” through a broker, bank or other nominee, or in the Company’s savings or retirement plans).
The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone or the Internet, will count as your vote. If a vote has been recorded for your shares and you submit a proxy card that is not properly signed and dated, the previously recorded vote will stand.

4.	What shares are included on the proxy or voting instruction card?
The shares on your proxy or voting instruction card represent those shares registered directly in your name, those held on account in the Company’s dividend reinvestment plan and shares held in the Company’s savings and retirement plans. If you do not cast your vote, your shares (except those held in the Company’s savings and retirement plans) will not be voted. See question 6 for an explanation of the voting procedures for shares in the Company’s savings and retirement plans.

5.	What does it mean if I get more than one proxy or voting instruction card?
If your shares are registered differently and are in more than one account, you will receive more than one card. Please complete and return all of the proxy or voting instruction cards you receive (or vote by telephone or the Internet all of the shares on each of the proxy or voting instruction cards you receive) in order to ensure that all of your shares are voted.

6.	How are shares that I hold in a Company savings or retirement plan voted?
If you hold ATI Common Stock in one of the Company’s savings or retirement plans, you may tell the plan trustee how to vote the shares of Common Stock allocated to your account. You may either sign and return the voting instruction card provided by the plan or transmit your instructions by telephone or the Internet. If you do not transmit instructions, your plan shares will be voted as the plan administrator directs or as otherwise provided in the plan.

7.	How are shares held by a broker, bank or other nominee voted?
If you hold your shares of ATI Common Stock in “street name” through a broker, bank or other nominee account, you are a “beneficial owner” of the shares. In order to vote your shares, you must give voting instructions to your broker, bank or other intermediary who is the “nominee holder” of your shares. The Company asks brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of shares that are registered in the nominee’s name. Proxies that are transmitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder.

8.	What is a quorum?
A majority of the outstanding shares, present or represented by a proxy, constitutes a quorum. There must be a quorum for the meeting to be held. You are part of the quorum if you have voted by proxy or voting instruction card. Abstentions, broker non-votes and votes withheld from director nominees count as “shares present” at the meeting for purposes of determining a quorum.

9.	What is the required vote for a proposal to pass?
The director nominees receiving the highest number of votes will be elected to fill the seats on the Board. Only votes “for” or “withheld” affect the outcome. Abstentions are not counted for purposes of the election of Directors.
Approval of each of the other items requires the favorable vote of a majority of the votes cast. Only votes “for” and “against” a proposal count. Abstentions and broker non-votes do not count in the voting results. A broker non-vote occurs when a broker, bank or other nominee holder does not vote on a particular item because the nominee holder does not have discretionary authority to vote on that item and has not received instructions from the beneficial owner of the shares. Broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting, and they are not counted as shares voting with respect to the matter on which the broker has not voted expressly.

10.	Is my vote confidential?
The Company maintains a policy of keeping stockholder votes confidential.

11.	Can I, in the future, receive my proxy statement and annual report over the Internet?
Stockholders can elect to view future Company proxy statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save the Company the cost of producing and mailing these documents. Costs normally associated with electronic access, such as usage and telephonic charges, will be borne by you.
If you are a “stockholder of record”, you can choose to receive future annual reports and proxy statements electronically by following the prompt if you choose to vote over the Internet. If you hold your Company stock in “street name” (such as through a broker), check the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet.
Stockholders who choose to view future proxy statements and annual reports over the Internet will receive instructions containing the Internet address for those materials, as well as voting instructions, approximately four weeks before future meetings.
If you enroll to view the Company’s future annual reports and proxy statements electronically and vote over the Internet, your enrollment will remain in effect for all future stockholders’ meetings unless you cancel it.
To cancel, stockholders of record should access www.melloninvestor.com/isd and follow the instructions to cancel your enrollment. You should retain your control number appearing on your enclosed proxy card. If you hold your Company stock in “street name”, check the information provided by your nominee holder for instructions on how to cancel your enrollment.
If at any time you would like to receive a paper copy of the annual report or proxy statement, please write to Allegheny Technologies Incorporated, Corporate Secretary, 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479.

OUR CORPORATE GOVERNANCE

Corporate Governance Guidelines
ATI’s Board of Directors has adopted Corporate Governance Guidelines. The Guidelines are designed to assist the Board in the exercise of its duties and responsibilities to the Company. They reflect the Board’s commitment to monitor the effectiveness of decision making at the Board and management level, with a view to achieving ATI’s strategic objectives. They are subject to modification by the Board from time to time.
You can find the Company’s Corporate Governance Guidelines, as well as the charters for all Board committees, including the Audit Committee, the Nominating and Governance Committee, and the Personnel and Compensation Committee and Stock Incentive Award Subcommittee, and, the Corporate Guidelines for Business Conduct and Ethics, on our web site at www.alleghenytechnologies.com, by first clicking “About Us” and then “Our Corporate Governance.” Copies will also be mailed to stockholders on written request directed to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222-5479.
Number and Independence of Directors
The Board of Directors determines the number of directors. The Board currently consists of 11 members. Upon the election of directors at the Annual Meeting, the Board will consist of ten members.
In accordance with the ATI Corporate Governance Guidelines, a substantial majority of ATI’s directors are, and at least a majority of ATI’s directors will be, “independent” under the NYSE definition of independence and the Company’s categorical board independence standards, which are set forth in the ATI Corporate Governance Guidelines and attached to this proxy statement as Appendix A. A director is “independent” only if the director is a non-management director and, in the Board’s judgment, does not have a material relationship with the Company or its management.
In addition to L. Patrick Hassey, the current Chairman, President and Chief Executive Officer of the Company, the Board considers Robert P. Bozzone, a former Chairman, President and Chief Executive Officer of the Company, to be a management director.
Following a review of relevant information and a recommendation of the Nominating and Governance Committee, the Board has determined that nine of the Company’s 11 current directors meet the categorical independence standards set forth in the ATI Corporate Governance Guidelines and are independent and that, upon the election of the five nominees named below, eight of the Company’s ten directors will meet the categorical independence standards set forth in the ATI Corporate Governance Guidelines and will be independent. The Board has also determined that each member of the Audit Committee satisfies the enhanced standards of independence applicable to Audit Committee members under the listing standards and rules of the NYSE and the Securities and Exchange Commission.
Director Terms
The directors are divided into three classes and the directors in each class generally serve for a three-year term unless the director is unable to serve due to death, retirement or disability. The term of one class of directors expires each year at the annual meeting of stockholders. The Board may fill a vacancy by electing a new director to the same class as the director being replaced. The Board may also create a new director position in any class and elect a director to hold the newly created position until the term of the class expires.
Director Attendance at Annual Meetings
We typically schedule a Board meeting in conjunction with our annual meeting of stockholders and expect that our directors will attend, absent a valid reason, such as a schedule conflict. Last year, 10 of the 11 individuals then serving as directors attended our annual meeting.

Committees of the Board of Directors

Standing Committees
The Board of Directors has the following standing committees: Audit Committee, Finance Committee, Nominating and Governance Committee, Personnel and Compensation Committee and Stock Incentive Award Subcommittee of the Personnel and Compensation Committee (sometimes called the “Compensation Committees”), Executive Committee and Technology Committee.
Only independent directors are permitted to serve on the Audit Committee, the Compensation Committees, and the Nominating and Governance Committee. Audit Committee members must meet an additional independence standard under the NYSE rules. Specifically, Audit Committee members may not receive any compensation from the Company other than their directors’ compensation.
Each committee has a written charter that describes its responsibilities. Each of the Audit Committee, the Compensation Committees, and the Nominating and Governance Committee has the authority, as it deems appropriate, to independently engage outside legal, accounting or other advisors or consultants. In addition, each committee annually conducts a review and evaluation of its performance. The current charters of each committee are published on our web site at www.alleghenytechnologies.com and will be mailed to stockholders upon written request.
Audit Committee
The current members of the Audit Committee are James E. Rohr (Chairman), Diane C. Creel, James C. Diggs, Michael J. Joyce and John D. Turner. The Board of Directors has determined that these committee members have no financial or personal ties to the Company (other than director compensation and equity ownership as described in this proxy statement) that would impact their independence and that they meet the NYSE standards for independence. The Board of Directors has also determined that James E. Rohr and Michael J. Joyce meet the SEC criteria of an “audit committee financial expert” and meet the NYSE standard of having accounting or related financial management expertise. Mr. Rohr’s extensive background and experience includes serving as the chief executive officer of a publicly traded bank holding company, where he has actively supervised the chief financial officer and participated extensively in dealing with accounting, auditing, internal control, and risk management issues. Mr. Joyce has over 35 years of accounting, auditing and consulting experience, having most recently served as New England Managing Partner of Deloitte & Touche USA LLP prior to his retirement in May 2004. The Board of Directors has determined that, given the depth and breadth of Mr. Joyce’s background and experience, and his recent retirement, Mr. Joyce’s simultaneous service on the audit committees of three other public companies will not impair his ability to effectively serve on the Company’s Audit Committee.
The Audit Committee assists the Board in its oversight of the integrity of ATI’s financial statements, ATI’s compliance with legal and regulatory requirements, the qualifications and independence of ATI’s independent auditors, and the performance of ATI’s internal audit function and independent auditors. The Committee has the authority and responsibility for the appointment, retention, compensation and oversight of ATI’s independent auditors, including pre-approval of all audit and non-audit services to be performed by the independent auditors.
The independent auditors and the internal auditors have full access to the Committee and meet with the Committee, with (and on a routine basis without) management being present, to discuss all appropriate matters.
The Audit Committee report appears at page 18. The charter of the Audit Committee is attached as Appendix B.
Finance Committee
The Finance Committee makes recommendations and provides guidance to the Board regarding major financial policies of the Company. It also serves as named fiduciary of the employee benefit plans maintained by the Company.

Nominating and Governance Committee
The Nominating and Governance Committee is responsible for overseeing corporate governance matters. It oversees the annual evaluation of the Company’s Board and its committees. It also recommends to the Board individuals to be nominated as directors. This includes evaluation of new candidates as well as evaluation of current directors who are being considered for re-election. This Committee is responsible for administering ATI’s director compensation programs. The Committee also performs other duties as are described in the ATI Corporate Governance Guidelines.
Personnel and Compensation Committee
The Personnel and Compensation Committee, together with the Stock Incentive Award Subcommittee, establishes and annually reassesses the executive compensation program. Their Report on Executive Compensation begins on page 20.
The Personnel and Compensation Committee reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance in light of those goals and objectives and, together with the Stock Incentive Award Subcommittee, determines and approves the CEO’s compensation level (either as a committee or together with the other independent directors, as directed by the Board) based on this evaluation. The Personnel and Compensation Committee, together with the Stock Incentive Award Subcommittee, also reviews and approves non-CEO executive officer compensation, and makes recommendations to the Board with respect to incentive compensation plans and equity-based plans that require Board approval. The Personnel and Compensation Committee also administers ATI’s incentive compensation plans, except to the extent the Stock Incentive Award Subcommittee administers them.
None of the members of the Personnel and Compensation Committee is an employee of the Company and each member is an “outside director” for the purposes of the corporate compensation provisions contained in Section 162(m) of the Internal Revenue Code.
Stock Incentive Award Subcommittee
The Stock Incentive Award Subcommittee is responsible for administering and making awards under ATI’s stock-based incentive compensation programs for the Company’s officers.
None of the members of the Subcommittee is an employee of the Company. Each member is a “non-employee director” for the purposes of Rule 16b-3 of the Securities and Exchange Commission and an “outside director” for the purposes of the compensation provisions contained in Section 162(m) of the Internal Revenue Code.
Executive Committee
The Executive Committee acts on behalf of the Board when an emergency arises or scheduling makes it otherwise difficult for the full Board to convene or on specific actions that the Board refers to this committee.
Technology Committee
The Technology Committee reviews changing technologies and evaluates how they affect the Company and its technical capabilities.
Board and Committee Membership
During 2004, the Board of Directors held nine meetings. The Board’s committees consisted of the seven standing committees described above. In 2004, all directors attended at least 75% of the Board meetings and committee meetings of which they were members, and average attendance at Board and committee meetings was approximately 96%.
The non-management directors meet separately from the other directors in regularly scheduled executive sessions without members of management (except to the extent that the non-management directors request the attendance of a member of management). The Chairman of the Board, if non-management, serves as Chair of these meetings. If the Chairman is not non-management or the Chairman so chooses, the position of Chair rotates on a per meeting basis, in the order specified in the ATI Corporate Governance Guidelines, among the non-management Chairs of the Board’s committees.

The table below identifies the directors that the Board has determined to be independent and provides Board committee memberships as of March 3, 2005. The table also sets forth the number of meetings held by each Board committee in 2004.

								Stock
						Nominating	Personnel	Incentive
						and	and	Award
Director	Independent	Audit(1)		Finance		Governance	Compensation	Subcommittee(2)	Executive		Technology

H. K. Bowen	X					X					X	(3)

R. P. Bozzone				X					X		X

D. C. Creel	X	X		X	(3)	X	X	X (3)

J. C. Diggs	X	X		X		X

L. P. Hassey									X	(3)

M. J. Joyce	X	X

W. C. McClelland	X					X (3)	X	X			X

C. J. Queenan, Jr.	X						X (3)		X

J. E. Rohr	X	X	(3)				X	X	X

L. T. Thomas	X										X

J. D. Turner	X	X		X							X

Number of Meetings in 2004	—	10		7		6	4	4	0		1

(1)	The Board has determined that all members of the Audit Committee are “independent” under the listing standards and rules of the NYSE and the Securities and Exchange Commission

(2)	Subcommittee of the Personnel and Compensation Committee

(3)	Committee Chairperson
Director Compensation
In 2004, non-employee directors received an annual retainer fee of $28,000 for services as a director. An annual fee of $5,000 is also paid to each committee chair. Directors also are paid $1,500 for each Board meeting and $1,000 for each committee meeting attended. Directors who are employees of the Company do not receive any compensation for their services on the Board or its committees. Mr. Bozzone as Chairman of the Board received a monthly cash retainer of $11,600 in lieu of Board retainer and meeting fees, prior to his retirement in May 2004.
On December 9, 2004, the Board of Directors (1) approved an increase in the annual retainer fee payable to non-employee directors for services they render to the Company, (2) adopted stock ownership guidelines for board members; and (3) froze and discontinued the Company’s Fee Continuation Plan for Non-Employee Directors.
Beginning in January 2005, the annual retainer fee payable by the Company to its non-employee directors was increased to $60,000 per year. In taking this action, the Board encouraged directors to obtain a meaningful stock ownership interest in the Company. Under the terms of the Company’s Non-Employee Director Stock Compensation Plan (the “Director Stock Plan”), each non-employee director receives at least 25% of the annual retainer fee in the form of ATI Common Stock and/or options to acquire Common Stock. The Board also determined that directors will be expected to own shares of ATI Common Stock having a market value of at least two times the annual retainer amount within five years, or within five years of first becoming a director, whichever occurs first, and at least three times the annual retainer amount within a reasonable time thereafter.
Under the Director Stock Plan, options to purchase 1,000 shares of Common Stock are granted to non-employee directors at the conclusion of each annual meeting of stockholders. The purchase price of the Common Stock covered by these annual options is the fair market value of the Common Stock on the date the option is granted.
In discontinuing the Fee Continuation Plan, the Board froze the amount payable under the Plan. Under the frozen Plan, an amount equal to the annual retainer fee in effect for 2004, which was $28,000, will be paid for each year of the current director’s credited service as a director (as defined in the Plan) up to a maximum of ten years. Previously, the annual benefit amount equaled the retainer fee in effect immediately prior to the termination of the director’s service as a director.
Corporate Guidelines for Business Conduct and Ethics
ATI has a code of ethics and business conduct, which we refer to as the Corporate Guidelines for Business Conduct and Ethics, that applies to all directors, officers and employees, including our principal executive officer, our principal financial officer, and our controller and chief accounting officer. ATI has had a code of conduct for many years. We require all directors, officers and employees to adhere to these Corporate Guidelines in addressing legal and ethical issues encountered in their work. The Corporate Guidelines require that our directors, officers and employees avoid conflicts of interest, comply with all laws, conduct business in an honest and ethical manner and otherwise act with integrity in all of their actions by or on behalf of the Company. Our Corporate Guidelines include a Code of Ethics specifically for our Chief Executive Officer, our Chief Financial Officer and all other financial officers and executives, which supplements the general principles set forth in the Corporate Guidelines and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters.
During 2004, our employees were required to certify that they reviewed and understood the Corporate Guidelines. In addition, all officers and managers are required to certify as to their compliance with the standards set forth in the Corporate Guidelines.
The Company encourages employees to communicate concerns before they become problems. We believe that building and maintaining trust, respect and communications between employees and management and between fellow employees is critical to the overriding goal of efficiently producing high quality products, providing the maximum level of customer satisfaction, and ultimately fueling profitability and growth. Only the Audit Committee of the Board of Directors can amend or grant waivers from the provisions of the Guidelines relating to the Company’s executive officers and directors and any such amendments or waivers will be promptly posted on our web site at www.alleghenytechnologies.com. To date, no such amendments have been made or waivers granted.
A copy of the Corporate Guidelines for Business Conduct and Ethics, which includes the Code of Ethics, is available on our web site at www.alleghenytechnologies.com by first clicking “About Us” and then “Our Corporate Governance” and will be mailed to stockholders on written request directed to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222-5479.
Identification and Evaluation of Candidates for Director
The Board is responsible for recommending director nominees to the stockholders and for selecting directors to fill vacancies between stockholder meetings. The Nominating and Governance Committee recommends candidates to the Board. The Nominating and Governance Committee is comprised entirely of independent directors under the applicable rules and regulations of the NYSE and Securities and Exchange Commission. The Committee operates under a written charter adopted by the Board of Directors. A copy of the Committee’s charter is available at the Company’s web site at www.alleghenytechnologies.com by first clicking “About Us” and then “Our Corporate Governance.” Paper copies can be obtained by writing to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222-5479.

The Committee considers director candidates suggested by members of the Committee, other directors, senior management and stockholders.
Preliminary interviews of director candidates may be conducted by the Chairman of the Nominating and Governance Committee or, at his request, any other member of the Committee or the Chairman of the Board. Background material pertaining to director candidates is distributed to the members of the Committee for their review. Director candidates who the Committee determines merit further consideration are interviewed by the Chairman of the Committee and other Committee members, directors and key senior management. The results of these interviews are considered by the Nominating and Governance Committee in its deliberations.
Director candidates are generally selected on the basis of the following criteria: their business or professional experience, recognized achievement in their respective fields, their integrity and judgment, their ability to devote sufficient time to the affairs of the Company, the diversity of their backgrounds and the skills and experience that their membership adds to the overall competencies of the Board, and the needs of the Company from time to time. Nominees must also represent the interests of all stockholders. In accordance with the retirement policy for directors set forth in the ATI Corporate Governance Guidelines, a person who is 72 years or older cannot be elected to serve on the Board.
In evaluating the needs of the Board, the Nominating and Governance Committee considers the qualifications of sitting directors and consults with other members of the Board (including as part of the Board’s annual self-evaluation), the Chairman, President and Chief Executive Officer and other members of senior management. At a minimum, all recommended candidates must exemplify the highest standards of personal and professional integrity, meet any required independence standards, and be willing and able to constructively participate in and contribute to Board and committee meetings. Additionally, the Committee conducts reviews of current directors whose terms are nearing expiration, but who may be proposed for re-election, in light of the considerations described above and their past contributions to the Board.
Stockholders may nominate candidates for election to the Board by following the procedures described in ATI’s certificate of incorporation. Stockholder-recommended candidates will not be evaluated on a different basis from other candidates. The provisions of ATI’s certificate of incorporation generally require that written notice of a nomination be received by the Corporate Secretary, who will forward the information to the Nominating and Governance Committee of the Board of Directors for the Committee’s consideration, not less than 75 days and not more than 90 days before the first anniversary of the date of the preceding year’s annual meeting. For our annual meeting in the year 2006, we must receive this notice on or after January 20, 2006 and on or before February 4, 2006. The notice must contain certain information about the nominee, including his or her age, address, occupation and share ownership, as well as the name, address and share ownership of the stockholder giving notice.
Stockholders may obtain a copy of the full text of the provisions of our certificate of incorporation by writing to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222-5479. A copy of our certificate of incorporation has been filed with the Securities and Exchange Commission and can be viewed on our web site at www.alleghenytechnologies.com.
Process for Stockholder Communications with Directors
We maintain a process for stockholders to communicate with the Board of Directors or any individual director. ATI stockholders who want to communicate with the Board or any individual director can write to:

Allegheny Technologies Incorporated
Corporate Secretary
Board Administration
1000 Six PPG Place
Pittsburgh, PA 15222-5479

or call 1-877-787-9761 (toll free). Your letter or message should indicate that you are an ATI stockholder. Depending on the subject matter, the Corporate Secretary will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly as, for example, where it is a request for information about the Company or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or it relates to an improper or irrelevant topic.
At each Board meeting, the Corporate Secretary presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors on request.
2006 Annual Meeting and Stockholder Proposals
Under Rule 14a-8 of the Securities and Exchange Commission, proposals of stockholders intended to be presented at the 2006 Annual Meeting of Stockholders must be received no later than November 13, 2005 for inclusion in the proxy statement and proxy card for that meeting. In addition, the Company’s certificate of incorporation provides that in order for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Corporate Secretary. To be timely, the provisions of ATI’s certificate of incorporation generally require that notice be received by the Corporate Secretary not less than 75 days and not more than 90 days before the first anniversary of the date of the preceding year’s annual meeting. For our annual meeting in the year 2006, we must receive this notice on or after January 20, 2006 and on or before February 4, 2006. The notice must contain certain information, including information about the proposal and the interest, if any, of the stockholder who is making the proposal, as well as the name, address and share ownership of the stockholder giving notice.
Stockholders may obtain a copy of the full text of the provisions of our certificate of incorporation by writing to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222-5479. A copy of our certificate of incorporation has been filed with the Securities and Exchange Commission and can be viewed on our web site at www.alleghenytechnologies.com.

STOCK OWNERSHIP INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance
The rules of the Securities and Exchange Commission require the Company to disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors and statutory insiders. To the best of the Company’s knowledge, all filings by these individuals were made on a timely basis in 2004.
Five Percent Owners of Common Stock
As of March 3, 2005, the Company had received notice that the individuals and entities listed in the following table are beneficial owners of five percent or more of Company Common Stock. In general, “beneficial ownership” includes those shares a person has the power to vote or transfer, and options to acquire Common Stock that are exercisable currently or within 60 days.

	Amount and Nature of		Percent of
Name and Address of Beneficial Owner	Beneficial Ownership		Class

Wellington Management Company, LLP	7,709,600	(a)	8.0%
75 State Street
Boston, MA 02109

Citigroup, Inc.	7,109,371	(b)	7.4%
399 Park Avenue
New York, NY 10043

Richard P. Simmons	6,338,871	(c)	6.6%
Birchmere
Quaker Hollow Road
Sewickley, PA 15143

The Singleton Group, LLC	5,775,000	(d)	6.0%
335 North Maple Drive, Suite 177
Beverly Hills, CA 90210

(a)	Based on a schedule 13G filing under the Securities Exchange Act of 1934 made on February 14, 2005, as of December 31, 2004, Wellington Management Company held shared voting power with respect to 7,281,400 shares and shared dispositive power with respect to 7,709,600 shares.

(b)	Based upon a Schedule 13G filing under the Securities Exchange Act of 1934 made by Citicorp, Inc. and three affiliated companies on February 10, 2005, as of December 31, 2004, Citicorp, Inc. beneficially owned, and had shared power to direct the voting and disposition of, 7,109,371 shares of Common Stock, of which Citigroup Global Markets Holdings Inc., Citigroup Financial Products Inc. and Citigroup Global Markets Inc. beneficially owned, and had shared power to direct the voting and disposition of, 6,984,196 shares, 5,018,492 shares and 4,792,769 shares, respectively.

(c)	Based upon a Schedule 13D/ A filing made by Mr. Simmons on September 16, 2004, as of that date, Mr. Simmons beneficially owned all of these shares. The amount shown includes options to acquire 3,026 shares that are exercisable under Company incentive stock plans.

(d)	As of December 31, 2000, The Singleton Group LLC, Caroline W. Singleton, William W. Singleton and Donald E. Rugg held shared voting and dispositive power with respect to 5,775,000 shares as indicated in the Schedule 13G, as amended, filed by Caroline W. Singleton. As indicated in a Schedule 13G filed in April 2000, Donald E. Rugg also held sole voting and dispositive power with respect to 158 shares.

Stock Ownership of Management
The following table sets forth the shares of Common Stock reported to the Company as beneficially owned as of March 3, 2005 by the nominees for director, the continuing directors and each officer named in the Summary Compensation Table.

	Shares	Shares That
	Beneficially	May Be Acquired	Total
Beneficial Owner	Owned	Within 60 Days(1)	Shares(2)

H. Kent Bowen	1,243	0	1,243
Robert P. Bozzone	2,703,659	30,000	2,733,659
Diane C. Creel	4,813	21,195	26,008
James C. Diggs	2,531	3,000	5,531
Richard J. Harshman	50,499	84,998	135,497
L. Patrick Hassey	98,830	121,000	219,830
Michael J. Joyce	955	0	955
Douglas A. Kittenbrink	50,869	89,998	140,867
W. Craig McClelland	18,038	6,268	24,306
James E. Rohr	8,551	6,268	14,819
Jack W. Shilling	63,909	89,998	153,907
Louis J. Thomas	832	0	832
John D. Turner	6,648	0	6,648
Jon D. Walton	83,870	89,998	173,868

All directors, nominees, named officers and other statutory insiders as a group (15)	3,123,658	590,221	3,713,879

(1)	The table includes restricted shares in the following amounts: L. Patrick Hassey, 60,592; Richard J. Harshman, 16,038; Douglas A. Kittenbrink, 17,151; Jack W. Shilling, 17,821; Jon D. Walton, 16,038; and all continuing directors, director nominees and statutory insiders as a group, 136,372. The table includes shares held in the Company’s 401(k) plans for the accounts of Messrs. Bozzone, Kittenbrink, Shilling and Walton and shares held jointly with the named individuals’ spouses. The table also includes the following shares where beneficial ownership is disclaimed: 120,000 shares owned by Mr. Bozzone’s spouse; 3,700 shares owned by Mr. Walton’s spouse; and 257 shares held by the spouses of other statutory insiders.

(2)	The percentage of outstanding shares is 3.8% for the group. Except for Mr. Bozzone, who holds 2.8% of the outstanding shares, the percentage of outstanding shares held by each director, nominee and named officer in the table is less than 1%.

PROPOSALS REQUIRING YOUR VOTE

Election of Directors — Item A on Proxy Card
The Board of Directors has nominated for election this year five incumbent directors.
The nominees include Michael J. Joyce and Louis J. Thomas, who were elected by the Board in September 2004. Prior to his election to the Board, Mr. Joyce was known to, and recommended for election to the Board by, a non-employee director. The United Steelworkers of America (“USWA”) proposed the nomination of Mr. Thomas as agreed to in connection with the 2004 labor negotiations with Allegheny Ludlum Corporation, a Company subsidiary. At that time, the Company agreed that the International President of the USWA may propose a nominee for election as a director of the Company to the Company’s Chairman, President and Chief Executive Officer. The USWA nominee is to be a prominent individual with experience in public service, labor, education or business who meets the antitrust and conflicts of interest screening required of all Company directors. Upon recommendation by the Nominating and Governance Committee and election to the Board, the USWA nominee is expected to serve as a director during the term of the labor agreement.
Charles J. Queenan, Jr. is 74 years of age and is not eligible for nomination as a director under the Company’s Corporate Governance Guidelines. The Company wishes to thank Mr. Queenan for his many years of service and for the many contributions he has made to the Board of Directors, including his service as Chairman of the Personnel and Compensation Committee.
The five nominees who receive the highest number of votes cast will be elected. If you sign and return your proxy card, the individuals named as proxies on the card will vote your shares FOR the election of the five nominees named below unless you provide other instructions. You may withhold authority for the proxies to vote your shares on any or all of the nominees by following the instructions on your proxy card. If a nominee becomes unable to serve, the proxies will vote for a Board-designated substitute or the Board may reduce the number of directors. Management has no reason to believe that any of the five nominees for election named below will be unable to serve.
Background information about the nominees and the continuing directors, including their business experience during the past five years, follows.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
THE ELECTION OF ALL FIVE NOMINEES LISTED BELOW.
Nominees – Term To Expire at the 2008 Annual Meeting (Class III)

Robert P. Bozzone

Age:	71

Director Since:	1996

Recent Business Experience:	Mr. Bozzone served as Chairman of the Company from July 2001 until May 2004, and was Chairman, President and Chief Executive Officer of the Company from December 2000 until July 2001. He had served as Vice Chairman of the Company beginning in August 1996 and was Vice Chairman of Allegheny Ludlum Corporation from August 1994 to August 1996. Previously, he was President and Chief Executive Officer of Allegheny Ludlum Corporation.

Other Directorships:	Duquesne Light Holdings, Inc. (Chairman of the Board), Teledyne Technologies Incorporated and Water Pik Technologies, Inc. (Chairman of the Board).

James C. Diggs

Age:	56

Director Since:	2001

Principal Occupation:	Senior Vice President, General Counsel and Secretary of PPG Industries, Inc., a producer of coatings, glass and chemicals.

Recent Business Experience:	Mr. Diggs has been Senior Vice President, General Counsel of PPG Industries, Inc. since 1997. He assumed the position of Secretary in September 2004.

Michael J. Joyce

Age:	63

Director Since:	2004

Recent Business Experience:	Mr. Joyce served as New England Managing Partner of Deloitte and Touche USA LLP prior to his retirement in May 2004.

Other Directorships:	A. C. Moore Arts & Crafts, Inc., Brandywine Realty Trust and Heritage Property Investment Trust.

W. Craig McClelland

Age:	70

Director Since:	1996

Recent Business Experience:	Mr. McClelland was Chairman and Chief Executive Officer of Union Camp Corporation, a fine papers, packaging and chemicals manufacturer and land resources company, prior to his retirement in 1999.

Other Directorships:	International Paper Company and Water Pik Technologies, Inc.
Nominee – Term to Expire at the 2006 Annual Meeting (Class I)

Louis J. Thomas

Age:	62

Director Since:	2004

Recent Business Experience:	Mr. Thomas served as Director, District 4, United Steelworkers of America for the Northeastern United States and Puerto Rico prior to his retirement in May 2004.

Other Directorships:	Great Lakes Bancorp, Inc., the holding company for Greater Buffalo Savings Bank.

Continuing Directors – Term to Expire at the 2006 Annual Meeting (Class I)

Diane C. Creel

Age:	56

Director Since:	1996

Principal Occupation:	Chairman, Chief Executive Officer and President of Ecovation Inc., a waste stream technology company using patented technologies, since May 2003.

Recent Business Experience:	Chief Executive Officer and President of Earth Tech, an international consulting engineering firm, from 1992 to May 2003.

Other Directorships:	American Funds of Capital Research Management, Foster Wheeler Ltd., Goodrich Corporation and Teledyne Technologies Incorporated. Ms. Creel has advised the Company that she intends to step down as a director of Foster Wheeler Ltd. at its 2005 Annual Meeting of Stockholders.

James E. Rohr

Age:	56

Director Since:	1996

Principal Occupation:	Chairman and Chief Executive Officer, The PNC Financial Services Group, Inc.

Recent Business Experience:	Mr. Rohr had served as President of The PNC Financial Services Group from 1992-2002 and assumed the position of Chief Executive Officer in 2000. He was named Chairman in 2001.

Other Directorships:	Equitable Resources, Inc., The PNC Financial Services Group, Inc., and Blackrock, Inc. The PNC Financial Services Group, Inc. holds a 71% stake in Blackrock, Inc.
Continuing Directors – Term to Expire at the 2007 Annual Meeting (Class II)

H. Kent Bowen

Age:	63

Director Since:	2004

Principal Occupation:	Bruce V. Rauner Professor of Business Administration, Harvard University, Graduate School of Business Administration, where his research and teaching is in the field of operations and technology management.

Recent Business Experience:	Prior to 1992, he was the Ford Professor of Engineering and co-founder of the Leaders for Manufacturing Program at the Massachusetts Institute of Technology.

Other Directorships:	Align Technology, Inc. and Ceramics Process Systems Corporation.

L. Patrick Hassey

Age:	59

Director Since:	2003

Principal Occupation:	Chairman, President and Chief Executive Officer.

Recent Business Experience:	Mr. Hassey has been President and Chief Executive Officer of the Company since October 2003. He assumed the position of Chairman in May 2004. Mr. Hassey was Executive Vice President and a member of the corporate executive committee at Alcoa Inc. from November 2002 until his early retirement in February 2003. He had served as Executive Vice President of Alcoa and Group President of Alcoa Industrial Components from May 2000 to October 2002. Prior to May 2000, he served as Executive Vice President of Alcoa and President of Alcoa Europe, Inc.

John D. Turner

Age:	59

Director Since:	2004

Recent Business Experience:	Mr. Turner served as Chairman and Chief Executive Officer of Copperweld Corporation, a manufacturer of tubular and bimetallic wire products and a wholly owned subsidiary of The LTV Corporation, an integrated steel producer, from December 2001 until his retirement in March 2003. He served as President of LTV Copperweld from 1999 to 2001 and Executive Vice President and Chief Operating Officer of The LTV Corporation from February to December 2001.

Other Directorships:	Matthews International Corporation and Duquesne Light Holdings, Inc.
Ratification of Selection of
Independent Auditors – Item B on Proxy Card
Ernst & Young LLP (“Ernst & Young”) has served as independent auditors for the Company since August 15, 1996 and served as independent auditors for Allegheny Ludlum Corporation since 1980. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. The Audit Committee believes that Ernst & Young is knowledgeable about the Company’s operations and accounting practices and is well qualified to act in the capacity of independent auditors.
In appointing Ernst & Young as the Company’s independent auditors for the fiscal year ending December 31, 2005, and making its recommendation that stockholders ratify the appointment, the Audit Committee of the Board of Directors has considered whether the audit and non-audit services Ernst & Young provides are compatible with maintaining the independence of our outside auditors.
If the stockholders do not ratify the selection of Ernst & Young, the Audit Committee will reconsider the appointment of Ernst & Young as the Company’s independent auditors.
Representatives of Ernst & Young will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions following the Meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2005.

Audit Committee Pre-Approval Policy
The Audit Committee has adopted a policy that sets forth the manner in which the Audit Committee will review and approve all services to be provided by Ernst & Young before the firm is retained to perform the service. Under this policy, the engagement terms and fees of all audit services and all audit-related services are subject to the specific pre-approval of the Audit Committee. In addition, while the Committee believes that the independent auditor may be able to provide tax services to the Company without impairing the auditor’s independence, going forward, absent unusual circumstances, the Audit Committee does not expect to retain the independent auditor to provide tax services. Under the policy, the Committee has delegated limited pre-approval authority to the Chairman of the Committee with respect to permitted, non-tax related services; the Chairman is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all non-audit services provided by Ernst & Young in 2004 and 2003 except for the de minimis amount described in the following chart.
Independent Auditor: Services and Fees
The fees and expenses billed by Ernst & Young for the indicated services performed during 2004 and 2003 were as follows:

Service	2004		2003

Audit fees	$2,748,000		$1,538,000
Audit-related fees	387,000		206,000
Tax fees	191,000	*	470,000
All other fees	—		—

Total	$3,326,000	*	$2,214,000

*	The Audit Committee applied the de minimis exception to the pre-approval requirement provided for in the Sarbanes-Oxley Act and in the SEC rules to $24,000 of this amount, representing 13% of tax fees and less than 1% of total fees.
“Audit fees” consisted of fees related to the annual audit of the Company’s consolidated financial statements and review of the financial statements in our Quarterly Reports on Form 10-Q, Sarbanes-Oxley Section 404 attestation services, audit and attestation services related to statutory or regulatory filings, the issuance of comfort letters and consents and the issuance of a “preferability letter” in connection with a change in accounting method.
“Audit-related fees” consisted of fees related to the audits of employee benefit plans, pension and captive insurance company audits, and due diligence in connection with acquisitions.
“Tax fees” consisted of fees related to international tax returns including compliance and audit assistance, prior to the transition of such services to another accounting firm, expedited IRS refund services, IRS transcript reviews and employment tax matters.

Report of Audit Committee
The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2004, which include the consolidated balance sheets of the Company as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2004, and the notes thereto (collectively, the “Financial Statements”).
Management is responsible for the Company’s internal controls and financial reporting process. Ernst & Young LLP (“Ernst & Young”), the Company’s independent auditors, are responsible for performing an independent audit of the Company’s Financial Statements in accordance with generally accepted auditing standards and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to management’s report on the Company’s internal control over financial reporting. One of the Audit Committee’s responsibilities is to monitor and oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting.
The Audit Committee has reviewed, met and held discussions with the Company’s management, internal auditors, and the independent auditors regarding the Financial Statements, including a discussion of quality, not just acceptability, of the Company’s accounting principles, and Ernst & Young’s judgment regarding these matters.
The Audit Committee discussed with the Company’s internal auditors and independent auditors matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU§380). The Audit Committee met with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has also discussed with Ernst & Young matters required to be discussed by applicable auditing standards.
The Audit Committee has received the written disclosures and the letter from Ernst & Young required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has also considered the compatibility of non-audit services with Ernst & Young’s independence. This information was also discussed with Ernst & Young.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors at the February 25, 2005 meeting of the Board that the Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission. The Board has approved this inclusion.
Submitted by:
AUDIT COMMITTEE, whose members are:
James E. Rohr, Chairman
Diane C. Creel
James C. Diggs
Michael J. Joyce
John D. Turner
Reapproval of Performance-Based Goals Under the 2000 Incentive Plan – Item C on Proxy Card

At the 2000 Annual Meeting, ATI’s stockholders approved the 2000 Incentive Plan (the “Incentive Plan”), pursuant to which incentive compensation is paid to officers and key employees of the Company and its subsidiaries and to designated non-employees who render significant services to the Company or any of its subsidiaries. We are now asking stockholders to reapprove the performance goals used for performance-based awards under the Incentive Plan (as specifically described in the next paragraph below, the “Performance Goals”), including the clarification that cash flow and income before taxes are appropriate measures for performance-based compensation, so that the Company may maintain its full tax deduction for incentive compensation paid pursuant to the Incentive Plan.

The applicable Performance Goals may consist of specified levels of one or more of the following: operating income, operating profit, income before taxes, earnings per share, return on investment or working capital, return on stockholders’ equity, economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), balanced scorecard, cash flow, reductions in inventory, inventory turns and on-time delivery performance, any one of which may be measured with respect to the Company or any one or more of its subsidiaries or business units and either in absolute terms or as compared to another company or companies, and safety measures and other quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities.
Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of annual compensation in excess of $1 million per executive paid by ATI to its chief executive officer and the four other most highly compensated executive officers, unless such compensation qualifies as “performance-based compensation” under Section 162(m). To continue to qualify compensation paid under the Incentive Plan as “performance-based compensation,” the stockholders must reapprove every five years the Performance Goals used for performance-based awards under the Incentive Plan.
The Incentive Plan permits grants of incentives in the form of stock options, restricted shares, other stock-based awards, and short-term cash incentive awards. The Personnel and Compensation Committee and the Stock Incentive Award Subcommittee (the “Compensation Committees”) of the Board administer the Incentive Plan, approve the selection of executives and other key employees for participation and determine the timing and amount of awards. Stock options, restricted shares other stock-based awards, and short-term cash incentive awards granted under the Incentive Plan may be intended to qualify as “performance-based compensation” under Section 162(m). The Compensation Committees establish the particular Performance Goals and level of achievement relating to these Performance Goals upon which grants of performance-based restricted shares and other stock-based awards, and short-term cash incentive awards are based. In any calendar year, no participant under the Incentive Plan may be granted stock-based awards covering more than 1 million shares and cash-based awards with respect to more than $5 million in cash, provided that an award relating to a period of more than one year is pro-rated over the applicable period for the purposes of applying these limitations. The Board may amend, suspend or modify the Incentive Plan at any time, except as limited by the terms of the Incentive Plan.
THE BOARD RECOMMENDS THAT YOU VOTE FOR REAPPROVAL OF THE PERFORMANCE-BASED GOALS UNDER THE 2000 INCENTIVE PLAN.
OTHER BUSINESS

The Company knows of no business that may be presented for consideration at the meeting other than the items indicated in the Notice of Annual Meeting. If other matters are properly presented at the meeting, the persons designated as proxies on your proxy card may vote at their discretion.
Following adjournment of the formal business meeting, L. Patrick Hassey, Chairman, President and Chief Executive Officer, will address the meeting and will hold a general discussion period during which the stockholders will have an opportunity to ask questions about the Company and its business.

REPORT ON EXECUTIVE COMPENSATION

The Personnel and Compensation Committee and Stock Incentive Award Subcommittee (together referred to in this Report as the “Committee”) furnish this report on executive compensation. In discussions of stock awards to the named officers in the Summary Compensation Table and other statutory insiders, the term “Committee” refers to the Stock Incentive Award Subcommittee.
Executive Compensation Characteristics
The Committee believes that total executive compensation at the Company should have the following characteristics:

•	It is to be competitive in the aggregate, using a set of business and labor market competitors, including data supplied by Hewitt Associates, a nationally recognized executive compensation consulting firm, to gauge the competitive marketplace. Competitive for these purposes is a target base compensation at or near the 50th percentile (median) for comparable positions.

•	It is to be performance oriented, with a substantial portion of total compensation tied to internal and external measures of Company performance. Superior performance should increase total compensation opportunities to well above the 50th percentile level.

•	It is to link compensation to the interests of stockholders by promoting performance that will enhance stockholder value and providing stock-based incentives.

•	It is to promote long-term careers with the Company by paying the executives competitively, motivating them to contribute to the Company’s success, and rewarding them for their performance.
Compensation Policies and Programs
Consistent with the characteristics outlined above, the Committee has adopted the following compensation program, consisting of three components, base salary, annual incentives and long-term incentives:
Base salary for all management positions will be at or near the industry or market median for comparable positions unless there are sound reasons for significant variations. The Committee’s judgment is the guiding factor in determinations of base salary, as well as other compensation issues. The executive’s actual salary relative to this competitive framework varies based on individual performance and the individual’s skill, experience and background.
Short-term incentives under the Company’s Annual Incentive Plan (“AIP”) are designed to provide the opportunity to earn a competitive (50th percentile) award, based on the achievement of predefined performance measures. Under the general provisions of the AIP, no compensation is earned if performance falls below preset thresholds but up to 200% of the target award is paid in the case of significant overachievement. The performance measures are based primarily on the achievement of goals of Company financial performance and of operating goals that position the Company for future financial achievement. Discretionary adjustments are permitted by the Committee and are generally limited to plus or minus 20% in cases of superior individual achievement, so long as aggregate adjustments do not exceed 5%. However, these limits may be increased at the discretion of the Committee in the case of outstanding achievements by the Company.
In its consideration of performance targets for the 2004 AIP, the Committee took into account the challenging economic conditions facing the Company as well as the Company’s business and operations plans. The Committee also considered the adverse effects on employee morale if substantial opportunities were not provided for meeting financial and operating performance goals given the Committee’s decision not to pay AIP for 2002 and 2003 to corporate officers and executives and in 2003 more broadly to management level employees generally. In the view of the Committee, the goals established for 2004, individually and in the aggregate, represented substantial challenges to AIP participants. The performance goals for 2004 consisted of the following components:

Operating Earnings Achievements	40%
Operating Cash Flow Achievements	30%
Manufacturing Improvements	10%
(Inventory Turns 5%)
(Yield Improvements 5%)
Safety and Environmental Improvements	10%
(Lost Time Incidents 5%)
(Recordable Incidents 5%)
Customer Responsiveness Improvements	10%
(Delivery Performance 5%)
(Quality/ Complaints 5%)
Total	100%
Under the 2004 AIP, no payments would be made if the operating earnings or operating cash flow achieved were less than the established minimums for each item, notwithstanding the level of achievement of the other performance goals for the year.
Long-term incentives: The year 2003 had been a transition year for the Company’s long-term incentive programs, in large part due to the effects of the Sarbanes-Oxley Act of 2002, which resulted in the termination of the Company’s Stock Acquisition and Retention Programs (the “SARP”). In 2004, the Committee adopted a long-term program with three parts that were, individually and in the aggregate, designed to focus the attention of participating executives on changes and improvements in operations necessary to reverse the trends of the prior three years, further control costs and build a base for profitable operations.

•	The Committee chose to continue to provide long-term incentive opportunities under the Company’s Total Shareholder Return Incentive Compensation Program (“TSRP”), under the Company’s 2000 Incentive Plan, to encourage executives to focus their efforts on matters that improve the return to stockholders more rapidly than a peer group of companies.

•	For the restricted stock component of the long-term incentive program, also granted under the 2000 Incentive Plan, restricted stock vesting was weighted half on performance only and half on retention with acceleration for performance. The form of the restricted stock award for 2004 was designed to focus the attention of eligible executives on reversing losses and developing profitability for the Company and simultaneously provide encouragement to executives to remain with the Company through the difficult market conditions that the Company was facing at the time the awards were approved.

•	A new program, called the Key Executive Performance Program (“KEPP”), was designed to focus the Company’s most senior executives directly on reversing the Company’s recent financial performance and, if achieved, would provide the executives with rewards that are individually substantial but only a small fraction of the earnings improvement generated.

•	Finally, the Committee discontinued its regular stock option program.
In the view of the Committee, its adoption of the three parts of the long-term incentive program for 2004 effectively transformed the focus of the program to directly encourage individuals to be agents for positive change in financial and operational performance. Hewitt Associates advised the Committee that the Company’s long-term incentive program for 2004-2006, as described above, is competitive.
The programs implemented for 2004 were:
(1) Total Shareholder Return Incentive Compensation Program — Under the TSRP, participants receive an opportunity to earn a target number of shares based on a comparison of the Company’s total shareholder return (“TSR”) for a three-year performance period with the TSR during such period of a peer group of companies approved by the Committee. The peer group, which consists of publicly held companies that engage in metals or metals-related businesses, is not the same as the peer group index used in the performance graph on page 31. Target awards are calculated as a percent of base salary.
The Committee determined that there would be a new TSRP performance period starting on January 1, 2004 and ending on December 31, 2006. Under the terms of the TSRP, the Committee selected the eligible participants, established a target number of performance shares for each participant and constructed the peer group of companies for that performance period.

For the 2004-2006 performance period, participants in the TSRP can earn from 50% (at threshold, which is performance at the 25th percentile) to a maximum of 300% of the targeted number of shares for performance at the 90th percentile or above, depending on the percentile rank of the Company’s TSR for the performance period as compared to the TSR of the peer group of companies for the same period. In view of the Company’s business plan and to provide opportunities for awards at levels deemed competitive, the threshold level of performance was reduced from 35% to 25% and an additional level of maximum performance was added for performance deemed outstanding. Previously, the maximum award was 200% of the target award at the 75th percentile or above. Performance below threshold will earn 0%. Certificates for the earned number of shares of Common Stock, if any, are issued to the participants after the end of the performance period. The design of the TSRP was largely unchanged from 2003.
(2) Restricted Stock Program: In connection with a broad and on-going discussion about stock options as a compensation device, the Committee chose to not grant stock options in 2004 and to award shares of restricted ATI Common Stock under the Company’s 2000 Incentive Plan, and add a performance-based component to the grant. For restricted shares awarded in 2004, one half of each restricted stock award will vest solely on the achievement of performance criteria over the period January 1, 2004 through December 31, 2006. The remaining one half of each award will vest, if at all, upon the earlier of (i) March 11, 2009 (if, except in the case of death or retirement, the participant is still an employee of the Company on that date) or (ii) attainment of the performance criteria for the January 1, 2004 through December 31, 2006. The performance criteria were closely tied to attainment of the Company’s business plan for the 2004-06 period.
In making the award, the Committee reduced the number of employees eligible to participate in the Company’s equity-based long-term incentive programs. Instead, the Committee suggested that employees who previously received equity-based awards (which continued, by their terms, to vest through the year 2006), but were below certain responsibility levels would, at some point in the future, be provided a form of suitable replacement.
The amount of the restricted share award is calculated as a percent of base salary, based on the market value of the stock (without restrictions) on the date of the award.
(3) Key Employee Performance Plan: After the discontinuance of the SARP, the Committee was advised that the long-term incentives offered by the Company would not be competitive unless a replacement plan was implemented. In 2004, the Committee adopted the KEPP as a cash bonus plan that measures improvements in the Company’s after-tax net income for the period January 1, 2004 through December 31, 2006 (the “Measurement Period”) over the period January 1, 2001 through December 31, 2003 (the “Base Period”). No amounts are payable under KEPP unless the Company’s after-tax net income for the Measurement Period exceeds the Company’s after-tax net income, as defined, for the Base Period (which was a loss of $252 million) by $192 million. When set, this target represented a significant turnaround from the losses incurred by the Company during 2002 and 2003 and the projected loss for the first year in the Measurement Period. Potential payments increase if after-tax net income for the Measurement Period improves by predetermined amounts, but the maximum payment is reached if after-tax net income increases by $502 million over the Base Period. A portion of a particular participant’s potential bonus payment must be paid if the designated earnings improvements are reached. However, at all performance levels other than maximum, the Committee retains negative discretion to reduce a portion of the potential bonus payment. The reduction, if made, is intended to be guided by the extent to which fifteen weighted and identified operating objectives are attained. These operating objectives are intended to position the Company for future financial performance. Participation in KEPP is restricted to the nine most senior executives of the Company.
Stock ownership guidelines: In light of the changes in the equity-based compensation programs in 2003-2004, the Company’s stock ownership guidelines were revised in 2004 so that the guidelines apply only to executive officers, as follows:

CEO	3 times salary
Executive Vice Presidents	2 times salary
Vice Presidents	1 times salary
The executives have until September 2008 to reach the targeted ownership levels. The guidelines, which call for a minimum level of stock ownership based on the executive’s base salary, are designed to further link these executives’ interests to increased stockholder value.
Compensation of the Chief Executive Officer and 2004 Compensation Results
L. Patrick Hassey became the Company’s President and Chief Executive Officer on October 1, 2003, and became Chairman on May 6, 2004. Under the terms of his employment agreement, Mr. Hassey is paid an annual base salary of at least $850,000, which, according to the Committee’s consulting firm, is within the competitive range. Under the agreement, Mr. Hassey also participates in the AIP, TSRP and KEPP, as well as the Supplemental Pension Plan (on the terms outlined below). In accordance with the provisions of the AIP, TSRP and restricted stock program, Mr. Hassey’s target award is 80%, which for 2004 resulted in a target award of 66,667 shares under the TSRP and the issuance of 59,728 shares of restricted stock. The Committee determined that Mr. Hassey’s participation level in KEPP, as a percent of the total awards payable to the nine participants in the KEPP, is 23.8%.
AIP for 2004: In establishing the award for 2004, the Committee determined that operating earnings and cash flow for ATI and each operating company were substantially in excess of the maximum target performance and that achievements in manufacturing improvements, safety and environmental, and customer responsiveness were well in excess of target performance. In addition to looking at the performance targets set forth in the AIP, the Committee evaluated the performance of L. Patrick Hassey, Chairman, President and Chief Executive Officer, as to results, strategy, building the Company’s capabilities, leadership performance, and board and governance leadership performance. The Committee determined that Mr. Hassey’s delivery on the results targeted was exceptional in all areas. After reviewing Mr. Hassey’s performance, including the significant progress made in leading the Company, developing its management team, substantially exceeding the business plan and implementing a number of operating and strategic goals deemed critical by the Company, the Committee chose to pay Mr. Hassey a total award of $2 million, which included a discretionary bonus of $943,280 above the formula amount of the AIP. In addition, based on the Company’s performance and the actions taken by the Company’s executive management team, the Committee determined that each of the named officers would be paid a total award of $500,000.
TSRP for 2002-2004: The three-year performance period under the TSRP, for 2002 through 2004, expired on December 31, 2004. At that time, the Company’s percentile ranking was 35.71% compared to the total shareholder return (as defined in the TSRP) of the peer group of companies identified under the TSRP for that performance period. Since the percentile ranking was above the minimum 35% percentile, certificates representing shares of ATI Common Stock (after certain tax withholding in the form of stock as approved by the Committee) were delivered to eligible TSRP participants with a value of 52.4% of the target award for the 2002-2004 performance period. No award was paid to Mr. Hassey under this program, because he did not become the Company’s CEO until October 2003 and accordingly did not participate in the TSRP for the 2002-2004 performance period.
2003 Restricted Stock Program: In March 2003, the Committee made awards of restricted shares of Common Stock which would vest on March 13, 2008, if the executive was then an employee of the Company or, if earlier, on the attainment of positive earnings on an earnings per share basis in a fiscal year. Based on earnings for 2004, that criterion was met and certificates without restrictions for Common Stock (after certain tax withholding in the form of stock as approved by the Committee) were delivered to holders of the restricted stock. No award was paid to Mr. Hassey under this program because he did not become the Company’s CEO until October 2003.

Stock Ownership Guidelines: Each of the named officers met the stock ownership guidelines as of December 31, 2004.
Deductibility of Executive Compensation
Section 162(a) of the Internal Revenue Code imposes limits on tax deductions for annual compensation paid to a chief executive officer and other highly compensated officers unless the compensation qualifies as “performance-based” or is otherwise exempt under the law. The Company’s Incentive Plan which embraces the awards of restricted stock and the TSRP, as well as the KEPP, are intended to meet the deductibility requirements of the regulations promulgated under Section 162(m). The Committee, however, may determine in any year, as it did in 2004 in connection with the discretionary bonus paid to Mr. Hassey as described above, that it would be in the best interests of the Company that such amount be paid even if a portion of the amount was not deductible under the requirements of Section 162(m) of the Code.
Submitted by:
PERSONNEL AND COMPENSATION
COMMITTEE, whose members are:
Charles J. Queenan, Jr., Chairman
Diane C. Creel, Vice Chair
W. Craig McClelland
James E. Rohr
STOCK INCENTIVE AWARD
SUBCOMMITTEE, whose members are:
Diane C. Creel, Chair
W. Craig McClelland
James E. Rohr
Compensation Committee Interlocks and Insider Participation
No member of the Personnel and Compensation Committee or Stock Incentive Award Subcommittee is an officer or employee of the Company. Mr. Queenan holds the honorific title of senior counsel to a law firm that provided services to the Company during 2004 and 2005. Mr. Queenan does not participate in that firm’s earnings or profits. No other member of the Committee has a current or prior relationship, and no officer who is a statutory insider of the Company has a relationship to any other company required to be described under the Securities and Exchange Commission rules relating to disclosure of executive compensation.

EXECUTIVE COMPENSATION

Summary Compensation Table
The following Summary Compensation Table sets forth information about the compensation paid by the Company to the Chief Executive Officer and to each of the other four most highly compensated officers required to file reports under Section 16 of the Securities Exchange Act of 1934, as of December 31, 2004 (the “named officers”).

	Annual Compensation				Long-Term Compensation

					Awards			Payouts

				Other			Securities
				Annual			Under-
Name and				Compen-	Restricted		lying	LTIP	All Other
Principal		Salary	Bonus	sation	Stock		Options	Payouts	Compensation
Positions(1)	Year	($)(2)	($)(3)	($)(4)	Award($)(5)		(Shares)(7)	($)(8)	($)(9)

L. Patrick Hassey	2004	850,000	2,000,000	20,004	662,981		0	0	527,022
Chairman, President and	2003	212,500	670,000	352,680	0		120,000	0	124,314
Chief Executive Officer

Richard J. Harshman	2004	358,334	500,000	2,764	175,491		0	114,319	76,688
Executive Vice President-Finance	2003	305,000	0	329,222	59,999		40,000	0	517,687
and Chief Financial Officer	2002	300,000	0	58,160	300,000	(6)	60,000	18,896	129,783

Douglas A. Kittenbrink	2004	358,334	500,000	2,764	175,491		0	133,375	83,962
Executive Vice President,	2003	336,872	0	387,971	70,001		40,000	0	615,952
ATI Business Systems and	2002	350,000	0	57,073	268,000	(6)	60,000	16,983	169,361
Group President, Engineered Products Segment

Jack W. Shilling	2004	400,000	500,000	2,764	194,994		0	152,432	215,996
Executive Vice President,	2003	385,003	0	527,065	80,001		40,000	0	961,936
Corporate Development and	2002	400,000	0	62,165	400,000	(6)	60,000	28,837	316,869
Chief Technical Officer

Jon D. Walton	2004	356,666	500,000	2,991	175,491		0	129,560	215,656
Executive Vice President,	2003	327,253	0	522,768	67,999		40,000	0	905,671
Human Resources,	2002	340,000	0	60,478	340,000	(6)	60,000	36,042	357,605
Chief Legal and Compliance Officer, General Counsel and Corporate Secretary

(1)	Mr. Hassey became President and Chief Executive Officer on October 1, 2003. Prior to October 1, 2003, Mr. Hassey was an outside consultant to ATI executive management. He also served as a non-employee director of the Company from July 1 through September 30, 2003. The other officers were named to their respective offices in October 2003.

(2)	Includes cash compensation deferred pursuant to the savings portion of the Company’s Retirement Savings Plan, a qualified defined contribution plan under Section 401(a) of the Internal Revenue Code. Does not include amounts paid to Mr. Hassey for his services as a non-employee director of the Company from July 1 through September 30, 2003. In April 2003, in view of the difficult business and economic conditions impacting the Company, the base salaries of the then named officers for 2003 were reduced by 5%.

(3)	Includes payments under the Company’s Annual Incentive Plan and, for Mr. Hassey in 2003, the amount of the sign on and retention bonus paid to him under his employment agreement. See Employment Agreement and Change in Control Agreements below.

(4)	There was no other annual compensation exceeding the lesser of $50,000 or 10% of total salary and bonus compensation in each of the years shown. The remaining amounts for 2004 represent tax payments made by the Company relating to benefits provided to the named officers. Effective April 1, 2003, the Company cancelled various benefits previously provided to Company executives, including financial planning assistance, business-related health and country club memberships, and use of a Company-supplied car. For 2003, includes amounts reimbursed for the payment of taxes substantially all of which, for Mr. Hassey, related to the sign on and retention bonus designed to cover the costs of his relocation to Pittsburgh, Pennsylvania, and for the other named officers, related to amounts received in the termination of the Company’s stock acquisition and retention programs (the “SARP”) which were then used to repay to the Company balances outstanding on the SARP loans.

(5)	Represents the dollar value of the Company’s Common Stock on the date the restricted stock was granted. All grants of restricted stock were made under the Company’s Incentive Plan. The following number of shares of restricted shares of Common Stock were awarded to each of the named officers on March 11, 2004: 59,728 shares for Mr. Hassey, 15,810 shares for Mr. Harshman, 15,810 shares for Mr. Kittenbrink, 17,567 shares for Dr. Shilling and 15,810 shares for Mr. Walton. The dollar values are based on the closing price of the Company’s Common Stock on March 11, 2004 ($11.10). One-half of these restricted shares will vest solely on the achievement of performance criteria over the period January 1, 2004 through

December 31, 2006. The remaining one half of each award will vest, if at all, upon the earlier of (i) March 11, 2009 (if, except in the case of death or retirement, the participant is still an employee of the Company on that date) or (ii) attainment of the specified performance criteria for the performance period January 1, 2004 through December 31, 2006. Dividends are paid on restricted shares, but the dividends paid on the restricted shares issued in 2004 are automatically reinvested in additional shares subject to the same restrictions. As of December 31, 2004, this reinvestment resulted in the issuance of the following number of additional restricted shares of Common Stock: 864 shares for Mr. Hassey, 229 shares for Mr. Harshman, 229 shares for Mr. Kittenbrink, 254 shares for Dr. Shilling and 229 shares for Mr. Walton. The total number of restricted shares held by the named officers on December 31, 2004 and the market value of such shares (if unrestricted) on the last business day of 2004 based on the closing stock price of $21.67 were Mr. Hassey, 60,592 shares ($1,313,029); Mr. Harshman, 41,845 shares ($906,781); Mr. Kittenbrink, 47,260 shares, ($1,024,124); Dr. Shilling, 52,230 shares ($1,131,824); and Mr. Walton, 45,286 shares ($981,348). The restricted shares awarded to Messrs. Harshman, Kittenbrink, Shilling and Walton in 2003 vested because the Company reported positive earnings on an earnings per share basis at the end of 2004.

(6)	The restricted shares reported for 2002 were included in the restricted shares the named officers forfeited in connection with the termination of the SARP in 2003. In connection with the SARP termination, the number of restricted shares and stock options forfeited were as follows: Mr. Harshman, 43,998 shares and 33,634 options; Mr. Kittenbrink, 46,438 shares and 55,997 options; Dr. Shilling, 62,329 shares and 62,554 options; and Mr. Walton, 54,481 shares and 89,316 options.

(7)	Reflects options granted under the Company’s Incentive Plan. No options were granted under this Plan in 2004. The amount shown represents the number of shares the named officer could purchase by exercising the options. The 2003 amount does not include options to purchase 1,000 shares of Common Stock that Mr. Hassey received as compensation for his service as a non-employee director prior to October 1, 2003.

(8)	For 2004, the amounts show the market value of the shares of Common Stock distributed under the TSRP for the 2002-2004 Performance Period on February 10, 2005, which was the effective date of the award, based on the closing stock price of $22.85. For 2002, the amounts shown include the cash and the closing market price of Common Stock distributed under the Performance Share Plan for the 1999-2000 award period. This plan was discontinued and replaced by the TSRP in 2001. No amount was paid under the TSRP for the 2001-2003 performance period.

(9)	For 2004, includes annual accruals by the Company for possible future payments to the named officers under the Supplemental Pension Plan described under “Pension Plans” on page 28. For 2004, the amounts accrued were: Mr. Hassey, $425,000; Mr. Harshman, $37,349; Mr. Kittenbrink, $46,424; Dr. Shilling, $167,589 and Mr. Walton, $172,530. Includes credits for 2004 Company contributions pursuant to the retirement portion of the Company’s Retirement Savings Plan to the named officers in the amount of $13,845 each and Company matching contributions pursuant to the savings portion of that Plan in the amount of $6,500 each. Includes credits for 2004 Company contributions to the Benefit Restoration Plan, as follows: Mr. Hassey, $73,163; Mr. Harshman, $17,800; Mr. Kittenbrink, $16,009; Dr. Shilling, $22,175; and Mr. Walton, $17,625. Under the Benefit Restoration Plan, the Company supplements the payments received by participants under the pension provisions described under “Pension Plans” on page 28 and the Retirement Savings Plan by accruing benefits on behalf of the participants in amounts that are equivalent to the portion of the payments or benefits that cannot be paid or accrued under such plans due to limitations imposed by the Internal Revenue Code. Includes the premium cost of group insurance coverage in excess of $50,000 as follows: Mr. Hassey, $8,514; Mr. Harshman, $1,194; Mr. Kittenbrink, $1,184; Dr. Shilling, $5,887; and Mr. Walton, $5,156.

Stock Options
No options were granted to the named executive officers during 2004.
The following table indicates that none of the named officers exercised stock options during 2004 and sets forth the unexercised options held at December 31, 2004.
Aggregated Option Exercises In 2004 And Fiscal Year-End Option Values at December 31, 2004

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money
	Shares		Options at 12/31/04 (#)		Options at 12/31/04 ($)(1)
	Acquired	Value
Name	on Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

L. P. Hassey	0	0	121,000	0	1,800,700	0
R. J. Harshman	0	0	68,331	46,669	801,742	718,335
D. A. Kittenbrink	0	0	73,331	46,669	819,871	718,335
J. W. Shilling	0	0	73,331	46,669	819,871	718,335
J. D. Walton	0	0	73,331	46,669	819,871	718,335

(1)	The “value” of unexercised options is calculated by subtracting the exercise price per share from $21.61, which was the average of the high and low sales prices of a share of Company Common Stock on the New York Stock Exchange on the last business day of 2004.
In connection with the termination of the SARP, named officer participants forfeited 241,501 options previously granted to them. See Note 6 to the Summary Compensation Table.
Long-Term Incentive Programs
The following table sets forth information about awards for the 2004-2006 performance period established in 2004 under the Total Shareholder Return Incentive Compensation Program (the “TSRP”).
The amounts included in the Estimated Future Payouts columns represent the potential issuance of Common Stock to the named officers depending on the level of achievement (i.e., threshold, target or maximum) of the performance goals for the three-year performance period; interpolation is made on a straight line basis between each scale. Participants will not receive any shares of Common Stock under the program if the Company does not achieve the threshold level of performance objectives during the performance period. These awards are also discussed in the Report on Executive Compensation.
Total Shareholder Return Incentive Compensation Program —
Awards In 2004

			Estimated Future Payouts
			Under Non-Stock Price-Based Plans
		Performance or
		Other Period Until	Below
	Shares, Units	Maturation or	Threshold	Threshold	Target	Maximum
Name	or Other Rights	Payout(1)	(#)	(#)	(#)	(#)

L. P. Hassey	66,667	2004-2006	0	33,334	66,667	200,001
R. J. Harshman	17,647	2004-2006	0	8,824	17,647	52,941
D. A. Kittenbrink	17,647	2004-2006	0	8,824	17,647	52,941
J. W. Shilling	19,608	2004-2006	0	9,804	19,608	58,824
J. D. Walton	17,647	2004-2006	0	8,824	17,647	52,941

(1)	The amount of the award is based on the participant’s base salary at the beginning of the performance period. At the time the award opportunity was set, the awards were denominated in shares of Common Stock (with the number of shares based on the average price of a share of Common Stock on the New York Stock Exchange for a fixed period immediately prior to the beginning of the performance period).

The following table sets forth information about awards for the 2004-2006 measurement period established in 2004 under the Key Employee Performance Program (the “KEPP”).
Under the KEPP, participants are eligible to receive a pre-stated percentage of a long-term incentive pool, calculated as a function of a percentage of the executive’s base salary, as defined. Performance over the three-year performance period 2004-2006 is measured as a function of the Company’s aggregate after-tax net income relative to the 2001-2003 baseline of a loss of $252 million. Two separate award pools have been established under the KEPP. The Level 1 pool is earned strictly as a function of aggregate after-tax net income in 2004-2006 relative to the 2001-2003 baseline. The Level 2 pool, funded as a function of the aggregate after-tax net income described above, is paid only in the event that specific pre-set strategic goals are achieved. The Level 2 pool is zero if the maximum award is achieved in the Level 1 pool. All payouts will be made in cash. If the minimum performance in both measures is below the threshold level, then no award will be earned. For the 2004-2006 performance periods, the maximum payment is reached if aggregate after-tax net income increases by $502 million over the base period. These awards are also discussed in the Compensation Committee Report.
Key Employee Performance Program — Awards In 2004

			Estimated Future Payouts Under
		Performance or	Non-Stock Price-Based Plans
		Other Period Until
	Shares, Units	Maturation or	Below Threshold	Threshold and Target	Maximum
Name	or Other Rights	Payout (1)	($)	($)	($)

L. P. Hassey	—	2004-2006	0	850,000	6,000,000
R. J. Harshman	—	2004-2006	0	400,000	2,800,000
D. A. Kittenbrink	—	2004-2006	0	400,000	2,800,000
J. W. Shilling	—	2004-2006	0	400,000	2,800,000
J. D. Walton	—	2004-2006	0	400,000	2,800,000

Pension Plans
The Company maintains a qualified defined benefit pension plan, called the Allegheny Technologies Incorporated Pension Plan (“ATI Pension Plan”), which has a number of benefit formulas that apply separately to various groups of employees and retirees. In general, the variances among formulas are determined by work location and job classification. A principal determinant is whether an employee was employed by Allegheny Ludlum Corporation (“Allegheny Ludlum”), as in the case of Messrs. Kittenbrink, Shilling and Walton, or by Teledyne, Inc. (“TDY”), as in the case of Mr. Harshman, in 1996 when those corporations engaged in a business combination to form the Company. Mr. Hassey does not participate in the ATI Pension Plan under any formula.
Allegheny Ludlum ceased pension accruals under its pension formula in 1988, except for employees who then met certain age and service criteria. Dr. Shilling met those criteria and continues to accrue benefits under the Allegheny Ludlum formula of the ATI Pension Plan as well as under a restoration plan that will pay retirement benefits to Dr. Shilling from general corporate assets in an amount representing the difference between the amount generated under the Allegheny Ludlum formula without regard to limitations imposed by the Internal Revenue Code, and the amount generated after giving effect to limitations under the Internal Revenue Code. Mr. Walton has a modest frozen benefit under the Allegheny Ludlum formula. Mr. Kittenbrink accrued no benefit under the Allegheny Ludlum benefit formula. Neither Mr. Walton nor Mr. Kittenbrink participate in a restoration plan for defined benefits.
Both the Allegheny Ludlum formula and the TDY formula multiply years of service by compensation and then by a factor to produce a benefit which, in turn, is reduced with respect to Social Security amounts payable to determine a monthly amount payable as a straight life annuity. Participants can choose alternate benefit forms, including survivor benefits. The Allegheny Ludlum and TDY definitions of service and compensation differ somewhat, as do the factors used in the respective formulas. However, the differences in the resulting benefits between the two formulas are small for the named officers to which they apply.
Upon becoming a corporate employee, Mr. Harshman ceased receiving credit for service under the TDY formula after having been credited with approximately twenty years of service under that formula. Mr. Harshman participates in a restoration plan for defined benefits that would restore to him from corporate assets the amount not payable under the TDY formula due to limits under the Internal Revenue Code.
As an alternative benefit, if greater than the benefit under the applicable Allegheny Ludlum or TDY formula, the named individuals, other than Mr. Hassey, participate in the ATI Pension Plan at specified, actuarially determined accrual rates per year that do not exceed annual accrual rates permitted under the Internal Revenue Code. The monthly straight life annuity value is determined by multiplying (1) the highest rate of monthly compensation in the five years prior to retirement after giving effect to applicable limitations on compensation imposed by Section 401(a)(17) of the Internal Revenue Code (which was $205,000 for 2004) by (2) the specified accrual rates (ranging from 2.5% to 3.4%) and then by (3) years of service not in excess of 30. Benefits are not subject to offset for Social Security or other third party benefits. These benefits are subject to further reduction to comply with any applicable limitations under the Internal Revenue Code. As of December 31, 2004, credited years of service recognized under this provision of the ATI Pension Plan were 26.67 for Mr. Harshman, 12.67 for Mr. Kittenbrink, 30.00 for Dr. Shilling, and 18.83 for Mr. Walton. Mr. Hassey does not participate in the ATI Pension Plan. No restoration plan applies to benefits accrued under the specified, actuarially determined rates.
The following table shows the estimated annual benefits calculated on a straight life annuity basis payable to Dr. Shilling and other eligible participants under the Allegheny Ludlum formula of the ATI Pension Plan and applicable restoration plans in specified compensation and years of service classifications upon attainment of age 65:

	Estimated Annual Pension Benefits for
	Representative Years of Continuous Service*

Remuneration	20	25	30	35	40	45

$300,000	$95,400	$119,250	$143,100	$166,951	$190,801	$190,801
400,000	127,400	159,250	191,100	222,951	254,801	254,801
500,000	159,400	199,250	239,100	278,951	318,801	318,801
600,000	191,400	239,250	287,100	344,951	382,801	382,801
800,000	255,400	319,250	383,100	446,951	510,801	510,801
1,000,000	319,400	399,250	479,100	558,951	638,801	638,801
1,500,000	479,400	599,250	719,100	838,951	958,801	958,801

*	The set of formulas used to determine retirement benefits under this provision of the ATI Pension Plan considers the participant’s annual eligible earnings in the highest five consecutive years of the last ten years prior to retirement at an accrual rate per year of service not to exceed limitations under applicable law multiplied by years of service recognized under the ATI Pension Plan. Eligible earnings include base salary, including tax-deferred contributions by the employee under the Company’s savings plans, and awards, when received, under the Company’s short-term incentive plans. Benefits are integrated with social security.
At the service level of twenty years applicable to Mr. Harshman under the TDY formula, benefits calculated solely under the TDY formula are approximately the same as the amount shown in the column headed “20”. The modest frozen benefits payable to Mr. Walton under the Allegheny Ludlum formula are substantially less than the minimum amount set forth in the above table.
In addition, the Company has established a Supplemental Pension Plan that provides certain key employees of the Company and its subsidiaries, including the named officers (or their beneficiaries in the event of death), with monthly payments in the event of retirement, disability or death, equal to 50% of monthly base salary as of the date of retirement, disability or death. Monthly retirement benefits start following the end of the two-month period after the later of (1) age 62, if actual retirement occurs prior to age 62 but after age 58 with the approval of the Board of Directors, or (2) the date actual retirement occurs, and generally continue for a 118-month period. With respect to Mr. Hassey, one year of payments is accrued for each year of service, to a maximum of 10 years. The plan describes the events that will terminate an employee’s participation in the plan.
Employment and Change In Control Agreements
In August 2003, the Company entered into an employment agreement with L. Patrick Hassey in connection with his employment as President and Chief Executive Officer, effective October 1, 2003. The agreement has an initial term of three years and renews automatically each month absent notice from one party to another so that the agreement continues to have a three-year term. Under the terms of his employment agreement, Mr. Hassey is paid an annual base salary of at least $850,000. Under the agreement, for 2003, Mr. Hassey received (a) a target level bonus for the October 1, 2003 to December 31, 2003 time period, and participation in the Company’s Annual Incentive Program thereafter; (b) a sign-on and retention bonus in the aggregate, after-tax amount of $500,000 designed to cover the costs of his relocation to Pittsburgh, Pennsylvania; and (c) an initial grant of options to purchase 120,000 shares of Common Stock, which was the target award amount under the Company’s stock option program and which vested on the date he became the Company’s President and Chief Executive Officer. In addition, Mr. Hassey is entitled to participate in the Company’s other executive compensation programs, including the TSRP, the KEPP and the Supplemental Pension Plan on the terms outlined above. The agreement provides that if the Company terminates Mr. Hassey’s employment for reasons other than cause or he resigns for good reason (as such terms are defined in the employment agreement), Mr. Hassey will receive a cash severance payment equal to three times the sum of his annual base salary plus the amount of AIP payable for the year at the greater of actual-to-date performance or target; all accrued benefits; acceleration of the vesting of stock options and stock-based rights; and earned but not yet paid TSRP or other equity-based awards; unless such termination or resignation occurs after a change of control. If such termination or resignation occurs within one year after a change of control, Mr. Hassey will receive payments with respect to the TSRP and KEPP for the completed and uncompleted performance periods, equity-based awards will vest at the target level of performance, and he will be reimbursed for taxes, including excise taxes, assessed.
The Company entered an employment agreement with Mr. Walton in connection with the combination of Allegheny Ludlum and Teledyne in 1996. The agreement provides for the payment of base salary as well as for eligibility to participate in incentive compensation, equity, employee and fringe benefit plans offered to senior executives of the Company. By its terms, the agreement renews automatically each month absent notice from one party to the other, so that the then remaining term is one year. The agreement generally terminates prior to the expiration date without breach by any party in the event of Mr. Walton’s death, disability or voluntary resignation. The Company may also terminate the agreement for cause without breach by it. Mr. Walton may resign for good reason (which is defined to include demotion, reduction in base pay or movement of corporate headquarters) and receive severance payments equal to the base pay and bonus, determined based on actual financial results, as well as continued participation in certain compensation and employee benefit plans, for one year, including certain supplemental pension benefits.
The Company has entered into change in control severance agreements, as amended, with the named officers and other key employees to assure the Company that it will have the continued support of the executive and the availability of the executive’s advice and counsel notwithstanding the possibility, threat or occurrence of a change in control (as defined in the agreement). In general, the agreements provide for the payment of severance benefits if a change in control occurs and within 24 months after the change in control either the Company terminates the executive’s employment with the Company without cause (as defined) or the executive terminates employment with the Company for good reason (as defined). Severance compensation includes a multiple of base salary (three for the named officers), certain accrued benefits, and payments with respect to the TSRP and KEPP for the completed and uncompleted performance periods. The agreements with Messrs. Harshman, Kittenbrink, Shilling and Walton and other key employees also provide for a prorated payment of an incentive bonus equal to that which would have been paid had the Company achieved 120% of target, the continuation of welfare benefits for 36 months and reimbursement for outplacement services. The agreements also provide for the vesting of outstanding options and the lifting of restrictions on stock awarded under the Incentive Plan. The agreements have a term of three years, which three-year term will continue to be extended until either party gives written notice that it no longer wants to continue to extend the term. If a change of control occurs during the term, the agreements will remain in effect for the longer of three years or until all obligations of the Company under the agreements have been fulfilled. In 2004, the Committee reviewed the change in control severance agreements, including the change in control valuation, as well as the purposes and effects of the agreements and determined that it is in the Company’s best interests to retain the change in control agreements on their current terms and conditions.
CUMULATIVE TOTAL STOCKHOLDER RETURN

The graph set forth below shows the cumulative total stockholder return (i.e., price change plus reinvestment of dividends) on the Common Stock from December 31, 1999 through December 31, 2004 as compared to the S&P 500 Index and the S&P Steel Index (formerly known as the S&P Iron & Steel Index). The graph assumes that $100 was invested on December 31, 1999.

	Allegheny Technologies	S&P 500 Index	S & P 500 Steel Index

Dec-99	100	100	100
Dec-00	73.62	90.9	62.86
Dec-01	81.21	80.09	80.68
Dec-02	31.92	62.39	61.61
Dec-03	70.8	80.29	104.48
Dec-04	117.72	89.03	167.33

CERTAIN TRANSACTIONS

Family Relationship. Terry L. Dunlap, President of Allegheny Ludlum, is a member of the immediate family of Robert P. Bozzone, a member of the Company’s Board of Directors. During 2004, Mr. Dunlap received annual cash compensation of $547,375 and participated, on a proportionate basis, based on his base salary and salary grade, in the compensation programs described in this proxy statement.
Kirkpatrick & Lockhart Nicholson Graham LLP. The Company retained the law firm of Kirkpatrick & Lockhart Nicholson Graham LLP to perform services for the Company during 2004 and 2005. Charles J. Queenan, Jr., a member of the Company’s Board of Directors, holds the honorific title of senior counsel to that law firm. See “Compensation Committee Interlocks and Insider Participation” on page 24.
OTHER INFORMATION

Annual Report on Form 10-K
COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, CAN BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO THE CORPORATE SECRETARY AT 1000 SIX PPG PLACE, PITTSBURGH, PENNSYLVANIA 15222-5479 OR (412) 394-2800.
Proxy Solicitation
The Company pays the cost of preparing, assembling and mailing this proxy-soliciting material. We will reimburse banks, brokers and other nominee holders for reasonable expenses they incur in sending these proxy materials to our beneficial stockholders whose stock is registered in the nominee’s name.
The Company has engaged Morrow & Company, Inc. to help solicit proxies from brokers, banks and other nominee holders of Common Stock at a cost of $8,000 plus expenses. Our employees may also solicit proxies for no additional compensation.
On behalf of the Board of Directors:
Jon D. Walton
Corporate Secretary
Dated: March 14, 2005

Appendix A
STANDARDS OF DIRECTOR INDEPENDENCE
The Board has established the following standards to assist it in determining whether or not directors qualify as “independent” pursuant to the guidelines and requirements set forth in the New York Stock Exchange’s Corporate Governance Rules. The Board will make its determination that a director is independent following a review of all relevant information and shall apply the following standards:
1. Independence Generally
      An “Independent Director” is one who:

(a)	is not, and has not been within the past three years:

(i)	an employee of the Company;
(ii)	directly compensated by the Company in an amount in excess of $100,000 per year, other than director and committee fees and pension or other forms of deferred compensation for prior service that is not contingent on continued service;
(iii)	affiliated with or employed by a present or former internal or external auditor of the Company or any of its affiliates;
(iv)	employed as an executive officer of another company where any of the Company’s present executives serves on the compensation committee of the other company;
(v)	an executive officer or employee of another company that makes payments to, or receives payments from, the Company for property or services in an amount that exceeds, in any single fiscal year, the greater of $1 million or 2% of the other company’s consolidated gross revenues;

(b)	does not have, and has not had within the past three years, an immediate family member who has been an executive officer of the Company or has received the direct compensation described in clause (a)(ii) above (other than as an employee who is not an executive officer of the Company) or has had a relationship described in clause (a)(iii) above (other than as an employee who is not employed in a professional capacity by the auditor) or (a)(iv) above or has been an executive officer of another company described in clause (a)(v) above; and

(c)	has been determined by the Company’s Board not to have any material relationship with or to the Company (either directly or as a partner, stockholder or officer of an organization that has a material relationship with or to the Company). Ownership of a significant amount of the Company’s stock does not, by itself, preclude a determination of independence.
2. Additional Independence Criteria for Audit Committee Members
In addition to being an Independent Director, as defined above, each member of ATI’s Audit Committee must not, except in his or her capacity as a member of the Audit Committee, the Board or any other Board committee of the Company: (a) accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary thereof; or (b) be an affiliated person of the Company or any subsidiary thereof. For this purpose, the term “affiliated person” means one who, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or any subsidiary thereof. A person will not be deemed to be in control of the Company or any subsidiary, however, unless the person is: (A) the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the Company or (B) an executive officer or director of the Company.

As an amplification of the foregoing:

(i)	Director’s fees (including fees for service on committees) must be the sole compensation that an Audit Committee member receives from the Company.
(ii)	Permissible director fees may include equity-based awards and may also include fees that are structured to provide additional compensation for additional duties (such as extra fees for serving on and/or chairing Board committees).
(iii)	A former Company employee who later qualifies as an Independent Director will not be barred from chairing or serving as a voting member of the Audit Committee merely because he or she receives a pension or other form of deferred compensation from the Company for his or her prior service (provided such compensation is not contingent in any way on continued service as a director).
(iv)	Neither an Audit Committee member nor his or her firm may receive any fees from the Company, directly or indirectly, for services as a consultant or a legal or financial adviser. This applies without regard to whether the Audit Committee member is directly involved in rendering any such services to the Company.
3. Materiality Determination Based on Facts and Circumstances
In assessing the materiality of any existing or proposed director’s relationship with the Company for the purpose of evaluating the director’s independence (other than a relationship described in clause (a) of the definition of an Independent Director, which will always be deemed material), the Board will consider all relevant facts and circumstances. Material relationships can include, but are not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The Board should evaluate materiality not only from the perspective of the director, but also from that of persons and organizations with which the director has a relationship. To assist in determining the materiality of specific relationships, the Board has adopted the following non-exclusive standards (the “Materiality Standards”):
The interest of a person or a person’s Immediate Family Member in a transaction or series of similar transactions with the Company or its subsidiaries within the past five years will not be deemed to create a material relationship with the Company for the purposes of determining that person’s independence if:

(i)	the amount of the transaction or series of transactions does not exceed $60,000, or
(ii)	the amount of the transaction or series of transactions exceeds $60,000, but (A) the transaction accounts for less than the greater of 2 percent or $1 million of the Company’s consolidated gross revenues for the last full fiscal year, (B) the transaction is a commercial transaction carried out at arm’s length in the ordinary course of business, and (C) the interest of the person or the person’s Immediate Family Member arises solely from (1) his or her position as an executive officer or employee of another party to the transaction and the transaction accounts for less than the greater of 2 percent or $1 million of the consolidated gross revenues of that other party for its last fiscal year or (2) his or her ownership of less than ten percent of the equity ownership of another party to the transaction, or
(iii)	the rate or rates involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority, or

(iv)	the transaction involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.
•	A person’s affiliation with a firm, corporation or other entity that engages, or during the fiscal year immediately prior to the date of the determination has engaged, or proposes to engage in a transaction with the Company or its subsidiaries, as a customer or supplier or otherwise, whose business accounts for less than the greater of 2 percent or $1 million of the Company’s consolidated gross revenues for its last full fiscal year and less than the greater of 2 percent or $1 million of the consolidated gross revenues of the other firm, corporation or other entity for its last fiscal year, will not be deemed to create a material relationship with the Company for purposes of determining that person’s independence.
•	A person’s affiliation with a firm, corporation or other entity to which the Company or its subsidiaries is indebted at the date of the determination in an aggregate amount that is less than 5 percent of ATI’s consolidated gross assets for its last full fiscal year, will not be deemed to create a material relationship with the Company for purposes of determining that person’s independence.
•	A person’s service as “of counsel” to a law firm that the Company has retained during the last fiscal year or has retained or proposes to retain during the current fiscal year will not be deemed to create a material relationship with the Company for purposes of determining that person’s independence if that person does not receive compensation from that law firm other than receipt of a pension or other form of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

For purposes of the Materiality Standards only, the term “Company” refers to the Company and its subsidiaries, unless the context requires otherwise, and a person is affiliated with a firm, corporation or other entity if he or she is an executive officer of, or owns, or during the last full fiscal year has owned, either of record or beneficially in excess of a ten percent equity interest in that firm, corporation or other entity.

The basis for the Board’s determination that a relationship is not material will be disclosed in ATI’s proxy statement. If the relationship does not satisfy the Materiality Standards, the basis for the Board’s determination will be specifically explained.
4. Certain Definitions

(a)	Immediate Family Members. “Immediate Family Members” include a person’s spouse, parents, children, siblings, mothers-and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than employees) who shares such person’s home.

(b)	Affiliate. Except as otherwise specified in paragraph 2. above for purposes of certain Audit Committee requirements or as otherwise defined for purposes of the Materiality Standards, “affiliate” of the Company means a subsidiary, sibling company, predecessor or parent company, except that another entity shall no longer be deemed an affiliate of the Company after five years following termination of its relationship with the Company. Thus, a director who is or has been within the past two years an executive officer of another entity that stopped being an affiliate of the Company more than five years ago will qualify as an Independent Director absent any other disqualifying relationship.

Appendix B
AUDIT COMMITTEE CHARTER
The Board of Directors shall appoint annually the Audit Committee (the “Committee”) and appoint its Chairman. Members of the Committee shall serve at the will of the Board of Directors.
Composition
The Committee shall be comprised of three or more directors, and shall meet the size, independence and financial literacy and expertise requirements of the New York Stock Exchange (“NYSE”), of Section 10A(m)(3) of the Securities and Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”), as may be in effect from time to time. The Board of Directors shall endeavor to appoint at least one member to the Committee who is an “audit committee financial expert” as defined by the SEC.
Committee members shall not simultaneously serve on the audit committees of more than two other companies without first obtaining approval from the Company’s Board of Directors.
Purpose
The Committee’s primary purpose shall be to assist the Board of Directors’ oversight of (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent accountants engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (“independent accountants”) and (iv) the performance of the Company’s internal audit function and independent accountants. The Committee shall also prepare the audit committee report required by the SEC to be included in the Company’s annual proxy statement. The Committee shall also perform such other duties and responsibilities set forth in and consistent with this Charter.
Authority
The Committee shall have the authority to review and investigate any matter or activity involving financial accounting, reporting, conflict of interest, or internal controls of the Company. The Committee shall have the authority to obtain advice and assistance from outside legal, accounting or other advisors without seeking approval from the Board of Directors. The Company shall provide appropriate funding to the Committee for payment of (i) the compensation of any registered accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisors employed by the Committee and (iii) the Committee’s ordinary administrative expenses that are necessary or appropriate in carrying out its duties.
Duties and Responsibilities
The Committee shall:

1.	Lead the Board of Directors in fulfilling its statutory and fiduciary responsibilities for fiscal examinations of the Company and in monitoring management’s and the independent accountants’ participation in the Company’s accounting and financial reporting process.

2.	Review the Company’s administrative, operational and internal accounting controls and its prescribed fiscal procedures, financial controls and codes of conduct with the independent accountants and the Company’s financial management.

3.	Exercise sole authority to appoint, retain, compensate, oversee, evaluate and terminate the Company’s independent accountants considering, among other things, the independence and effectiveness of the independent accountants. The Committee shall resolve all disagreements between the Company’s management and the independent accountants regarding financial accounting. The independent accountants shall report directly to the Committee. The Committee shall exercise sole authority to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountants, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee shall not engage the independent accountants to perform non-audit services prohibited by law or regulation. The Committee shall consult with management but shall not delegate these responsibilities to management, and shall be directly responsible for the resolution of disputes between management and the independent accountants regarding financial reporting. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittees to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

4.	At least annually, obtain and review a report from the Company’s independent accountants describing (a) the accountants’ internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the accountants, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the accountants, and any steps taken to deal with these issues, and (c) all relationships between the independent accountants and the Company (to be used as an aid in assessing the accountants’ independence). Obtain the written statement from the independent accountants that the accountants are required to furnish to the Committee under Independence Standards Board Standard No. 1. At least annually, present its conclusions with respect to the independent accountants to the Board of Directors.

5.	Obtain from the independent accountants assurance that Section 10A of the Exchange Act has been adhered to.

6.	Review the report from the independent accountants required by Section 10A of the Exchange Act describing, as to any audit it performs:

(a)	all critical accounting policies and practices to be used;

(b)	all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternatives, and the treatment preferred by the independent accountants; and

(c)	other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

7.	Set clear Company policies as to the hiring of employees or former employees of the Company’s independent accountants.

8.	Discuss the Company’s earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies, in the manner required by the NYSE. This discussion may be done generally, such as discussing the types of information to be disclosed and the types of presentations to be made. Prior to the issuance of the Company’s release of quarterly and annual earnings, the Committee shall review with the independent accountants, the senior internal audit executive and management of the Company the results of each quarterly review and annual audit and any other matters required to be communicated to the Committee by the independent accountants under generally accepted auditing standards.

9.	Meet to review and discuss with management, the senior internal audit executive and the independent accountants the Company’s annual audited financial statements and quarterly financial statements, as well as related SEC reports, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,”

for their adequacy and compliance with generally accepted accounting, reporting and disclosure principles. Discuss with the independent accountants its independent judgment about the quality and acceptability of accounting principles that were used, the reasonableness of significant judgments that were used, and the clarity of the disclosure in the financial statements. Recommend to the Board of Directors whether, based on discussions with management, the senior internal audit executive and the independent accountants, the financial statements shall be included in the Company’s Annual Report on Form 10-K.

10.	Provide annually to the Board of Directors (a) the report of the Committee, for inclusion in the Company’s annual meeting proxy statement, which includes the written statement required to be made by the Committee in order to comply with proxy reporting obligations and (b) such written affirmation regarding the Committee as is required currently by the NYSE.

11.	Review the scope and staffing of the annual audit plan and other activities and proposed fees of the independent accountants.

12.	Review the scope and staffing of the annual internal audit plan and other activities of the Company’s internal audit function.

13.	Evaluate the effectiveness of the Company’s internal and external audit efforts, accounting and financial controls, policies and procedures, and compliance with business ethics policies and practices through a review of reports by, and at regular meetings with, the internal auditors, the independent accountants and management, as appropriate. Periodically meet separately with management, the internal auditors and the independent accountants.

14.	Discuss with the independent accountants matters relating to the scope and results of the independent accountants’ audit that the independent accountants are required to provide to the Committee under Statement on Auditing Standards No. 61 as amended by Statement on Auditing Standards No. 90, and applicable professional standards.

15.	Regularly review with the independent accountants any audit problems or difficulties and management’s response, including any restrictions on the scope of the independent accountants’ activities, restrictions on access to requested information and any significant disagreements with management. Review with the independent accountants: (a) any accounting adjustments that were noted or proposed by the independent accountants but were “passed,” (b) any communications between the audit team and the accounting firm’s national office respecting auditing or accounting issues presented by the engagement, (c) any “management” or “internal control” letter issued, or proposed to be issued, by the accountants to the Company and (d) the responsibilities, budget and staffing of the Company’s internal audit function.

16.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management guidelines and policies.

17.	Review: (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on the financial statements of the Company; and (d) disclosures made to the Committee and independent accountants by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal controls.

18.	Review the appointment and replacement of the senior internal auditing executive of the Company.

19.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

20.	Discuss with the Company’s General Counsel (a) legal matters that may have a material impact on the financial statements, (b) the Company’s compliance policies, (c) any material reports or inquiries received from regulators or governmental agencies and (d) any reports of material violations of securities laws or breaches of fiduciary duty.

21.	Review reports and disclosures of insider and affiliated party transactions.

22.	Annually, review and reassess the adequacy of the Committee Charter and submit it and recommend any proposed changes to the Board of Directors for approval.

23.	Annually review the performance of the Committee.
Limitation of Committee’s Role
Notwithstanding that the Committee has the duties and responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Management is responsible for preparing the Company’s financial statements and the independent accountants are responsible for auditing those financial statements.
Meetings
The Committee shall hold at least four meetings each year and others as deemed necessary by its chairman. The Committee shall report regularly to the Board of Directors.
Date adopted: February 25, 2005

If you sign and return this card but do not specify a vote, the Trustee intends to vote FOR Items A, B and C and in its discretion on other matters.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Items A, B and C:

A.	Election of the five nominees as directors:

FOR
the nominees (except	WITHHELD
as indicated)	from all nominees
☐	☐

01 Robert P. Bozzone, 02 James C. Diggs, 03 Michael J. Joyce, 04 W. Craig McClelland, 05 Louis J. Thomas

(To withhold authority to vote for any nominee(s), write the name(s) of the nominee(s) in the space that follows:)

		FOR	AGAINST	ABSTAIN
B.	Ratification of Appointment of Independent Auditors	☐	☐	☐
		FOR	AGAINST	ABSTAIN
C.	Reapproval of Performance-Based Goals under 2000 Incentive Plan	☐	☐	☐

Please check here to request an admission ticket to the Meeting.	☐

Signature	Signature	Date

Please sign EXACTLY as your name appears above.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time
April 18, 2005.

Your Internet or telephone vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/emp		1-866-540-5760		Mark, sign and date
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at http://www.alleghenytechnologies.com

ALLEGHENY TECHNOLOGIES INCORPORATED

VOTING INSTRUCTION CARD FOR 2005 ANNUAL MEETING

•	Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Account Plan

•	Allegheny Technologies Retirement Savings Plan

•	Savings and Security Plan of the Lockport and Waterbury Facilities

•	The 401(k) Savings Account Plan For Employees of the Washington Plate Plant

•	The 401(k) Plan

•	401(k) Savings Account Plan for the Employees of Exton Facility

•	TDY Industries, Inc. 401(k) Profit Sharing Plan for Certain Employees of Metalworking Products

The undersigned hereby directs Mellon Bank, N.A., the Trustee of the above Plans, to vote the full number of shares of Common Stock allocated to the account of the undersigned under the Plans, at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on April 22, 2005, and any adjournments thereof, upon the matters set forth on the reverse of this card, and, in its discretion, upon such other matters as may properly come before such meeting.

PLAN PARTICIPANTS MAY GIVE DIRECTIONS BY TOLL-FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OR PARTICIPANTS MAY GIVE DIRECTIONS BY COMPLETING, DATING AND SIGNING THIS CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

If you wish to use this card to vote your shares, please vote, date and sign on the reverse side.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

•	Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Account Plan

•	Allegheny Technologies Retirement Savings Plan

•	Savings and Security Plan of the Lockport and Waterbury Facilities

•	The 401(k) Savings Account Plan For Employees of the Washington Plate Plant

•	The 401(k) Plan

•	401(k) Savings Account Plan for the Employees of Exton Facility

•	TDY Industries, Inc. 410(k) Profit Sharing Plan for Certain Employees of Metalworking Products

As a Plan participant, you have the right to direct Mellon Bank, N.A., the Plan Trustee, how to vote the shares of Allegheny Technologies Common Stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

You may vote by telephone, Internet or by completing, signing and returning the voting instruction card (above). A postage-paid return envelope is enclosed.

The Trustee must receive your voting instructions by April 18, 2005. If the Trustee does not receive your instructions by April 18, 2005, the Plan administrator may instruct the Trustee to vote your shares as the administrator directs.

You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than your Plan shares. Your non-Plan shares must be voted separately from your Plan shares.

EASY WAY TO SAVE THE COMPANY MONEY

Please consider voting by Telephone (1-866-540-5760); or Internet
(http://www.proxyvoting.com/emp).

If you sign and return this card but do not specify a vote, the proxies will vote FOR Items A, B and C and in their discretion on other matters.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Items A, B and C:

A.	Election of the five nominees as directors:

FOR
the nominees (except	WITHHELD
as indicated)	from all nominees
☐	☐

01 Robert P. Bozzone, 02 James C. Diggs, 03 Michael J. Joyce, 04 W. Craig McClelland, 05 Louis J. Thomas

(To withhold authority to vote for any nominee(s), write the name(s) of the nominee(s) in the space that follows:)

		FOR	AGAINST	ABSTAIN
B.	Ratification of Appointment of Independent Auditors	☐	☐	☐
		FOR	AGAINST	ABSTAIN
C.	Reapproval of Performance-Based Goals under 2000 Incentive Plan	☐	☐	☐

Please check here to request an admission ticket to the Meeting.	☐

Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature	Signature	Date

Please sign EXACTLY as your name appears above.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time
April 21, 2005.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/ati		1-866-540-5760		Mark, sign and date
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at http://www.alleghenytechnologies.com

ALLEGHENY TECHNOLOGIES INCORPORATED

PROXY FOR 2005 ANNUAL MEETING

Solicited on Behalf of the Board of Directors of Allegheny Technologies Incorporated

The undersigned hereby appoints Richard J. Harshman, Mary W. Snyder and Jon D. Walton or any of them, each with power of substitution and revocation, proxies or proxy to vote all shares of Common Stock which the registered stockholder named herein is entitled to vote with all powers which the stockholder would possess if personally present, at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on April 22, 2005, and any adjournments thereof, upon the matters set forth on the reverse side of this card, and, in their discretion, upon such other matters as may properly come before such meeting.

STOCKHOLDERS MAY VOTE BY TOLL-FREE TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OR STOCKHOLDERS MAY VOTE BY COMPLETING, DATING AND SIGNING THIS PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

If you wish to use this card to vote your shares, please vote, date and sign on the reverse side.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

Dear Stockholder,

Enclosed are materials relating to the Allegheny Technologies 2005 Annual Meeting of Stockholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

Your vote is important. Please vote your proxy promptly whether or not you expect to attend the meeting. You may vote by toll-free telephone, by Internet or by signing and returning the proxy card (above) in the enclosed postage-paid envelope.

Jon D. Walton
Corporate Secretary

EASY WAYS TO SAVE THE COMPANY MONEY

1.	Please consider voting by Telephone (1-866-540-5760); or Internet (http://www.proxyvoting.com/ati).

2.	Please consider consenting to view the Company’s future Annual Reports and Proxy Statements electronically, via the Internet. In order to consent go to the website of Allegheny Technologies’ Transfer Agent, http://www.melloninvestor.com/isd, and follow the prompts.